UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                             Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

FIRST US BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TO OUR SHAREHOLDERS:

We will hold the 2023 Annual Meeting of Shareholders of First US Bancshares, Inc. (the “Company”) at 10:00 a.m., Central Time, on Thursday, April 27, 2023. This year we will be conducting the annual meeting online via live webcast in order to allow our shareholders and other attendees to participate from any location. Details regarding how to participate in the virtual annual meeting and the business to be conducted are more fully described in the accompanying notice of the annual meeting and proxy statement.

We have enclosed a notice of the meeting, a proxy statement, a proxy card and the Annual Report to Shareholders for 2022 and hope that you will study the enclosed materials carefully and participate in the virtual meeting.

Whether or not you plan to participate in the meeting, please complete, sign and date the enclosed proxy card and return it as promptly as possible. You may return the proxy card by mail in the accompanying envelope, or you may vote your shares via the internet or by telephone. Please review the instructions on each of these options in the proxy statement and on your proxy card. You may revoke your proxy by voting during the meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone at any time before the proxy is voted.

Sincerely,

Robert Stephen Briggs Chairperson of the Board

James F. House President and Chief Executive Officer

March 23, 2023

FIRST US BANCSHARES, INC.

3291 U.S. Highway 280

Birmingham, Alabama 35243

(205) 582-1200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on

April 27, 2023

TO THE SHAREHOLDERS OF FIRST US BANCSHARES, INC.:

First US Bancshares, Inc. (the “Company”) will hold its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) in a virtual format via live webcast on the internet on Thursday, April 27, 2023, at 10:00 a.m., Central Time, for the following purposes:

(1)	to elect eleven (11) directors of the Company to serve for the ensuing year;

(2)	to approve the First US Bancshares, Inc. 2023 Incentive Plan;

(3)	to ratify the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2023;

(4)	to approve, on an advisory basis, the Company’s executive compensation;

(5)	to hold a non-binding advisory vote on the frequency of future advisory votes on executive compensation (every one, two or three years); and

(6)	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of such meeting.

The Board of Directors of the Company has fixed the close of business on March 8, 2023, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A complete list of the shareholders of the Company will be available and open for examination by any shareholder of the Company during ordinary business hours beginning April 17, 2023.

All shareholders are cordially invited to participate in the virtual Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/M6WNLYD. In order to participate, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card if you request a hard copy of the proxy materials. Information about the Annual Meeting, including further instructions on how to participate in the Annual Meeting, can be found at the following website: www.edocumentview.com/FUSB.

Whether or not you plan to participate during the Annual Meeting, you are requested to complete, sign and date the enclosed proxy card and send it promptly by mail in the envelope provided for this purpose, or vote your shares via the internet or by telephone using the instructions provided in the proxy statement and on your proxy card. The proxy may be revoked by voting during the Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone at any time prior to the voting thereof.

By Order of the Board of Directors,

Beverly J. Dozier

Corporate Secretary

Birmingham, Alabama

March 23, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2023: THE COMPANY’S PROXY STATEMENT AND 2022 ANNUAL REPORT ARE AVAILABLE AT www.edocumentview.com/FUSB.

PROXY STATEMENT

FIRST US BANCSHARES, INC.

3291 U.S. Highway 280

Birmingham, Alabama 35243

(205) 582-1200

PROXY STATEMENT

FOR THE

2023 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 27, 2023

INTRODUCTION

This Proxy Statement is furnished on or about March 23, 2023, by First US Bancshares, Inc. (the “Company”) to the holders of common stock of the Company in connection with the 2023 Annual Meeting of Shareholders, and any adjournments or postponements thereof, to be held on Thursday, April 27, 2023, in a virtual format via live webcast on the internet (the “Annual Meeting”). The matters to be considered and acted upon are:

(1)	the election of eleven (11) directors of the Company;

(2)	the approval the First US Bancshares, Inc. 2023 Incentive Plan (the “2023 Incentive Plan”);

(3)	the ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2023;

(4)	the advisory approval of the Company’s executive compensation;

(5)	the non-binding advisory vote on the frequency of future advisory votes on executive compensation (every one, two or three years); and

(6)	the transaction of such other business as may properly come before the Annual Meeting.

The Board of Directors of the Company (the “Board”) is soliciting the proxy, which is revocable at any time before it is voted. You may revoke the proxy by voting during the virtual Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone. We must, however, actually receive the written notice, later-dated proxy card or later internet or telephone vote before the vote of the shareholders during the Annual Meeting. We will vote all properly executed proxies delivered pursuant to this solicitation during the Annual Meeting and in accordance with instructions given, if any. If no instructions are given, we will vote the proxies as recommended by the Board – FOR all of the nominees listed in Proposal 1, FOR Proposals 2, 3 and 4, and for the option of “EVERY YEAR” as the preferred frequency of future advisory votes on executive compensation in Proposal 5 – and in accordance with the instructions of management as to any other matters that may come before the Annual Meeting.

To vote by proxy, you must do one of the following:

•

Vote via the Internet. You may vote your shares via the internet at any time prior to the deadline noted on your proxy card by following the instructions on your proxy card. The website address for internet voting is indicated on your proxy card. Internet voting is available 24 hours a day.

•

Vote by Telephone. You may vote your shares by telephone by calling the toll-free number listed on your proxy card on a touch-tone telephone at any time prior to the deadline noted on your proxy card. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. Telephone voting is available 24 hours a day.

•

Vote by Mail. If you choose to vote by mail, please complete, sign, date and return your proxy card in the accompanying envelope. Please promptly mail your proxy card to ensure that it is received prior to the Annual Meeting.

NOTE: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. You must follow the instructions for voting your shares that you receive from your broker, bank or other nominee. Please refer to the section entitled “Voting Shares Held in ‘Street Name’” for more information about how to vote your shares.

The Company will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, facsimile and electronic communication. Banks, brokers or other nominees will forward the proxy materials to their principals or beneficial owners and obtain authorization for the execution of proxies. The Company will, upon request, reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to their principals or beneficial owners.

Shareholders Eligible to Vote

We are sending this Proxy Statement to shareholders of record as of the close of business on March 8, 2023. Only shareholders as of this date are eligible to vote during the Annual Meeting. At the close of business on March 8, 2023, there were 5,869,391 shares of common stock of the Company, par value $0.01 per share, outstanding and eligible to receive notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the Annual Meeting.

How to Participate in the Annual Meeting

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/M6WNLYD. You also will be able to vote your shares online by attending the Annual Meeting by webcast. In order to participate, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card if you request a hard copy of the proxy materials. If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet.

If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, you must register in advance by following the instructions outlined below. To register to attend the Annual Meeting online, you must submit proof of your proxy power (legal proxy) reflecting your First US Bancshares, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m. (Central Time), on April 24, 2023. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare at the following:

•	By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

•	By mail: Computershare, First US Bancshares, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

Information About a Quorum

At the Annual Meeting, the presence of a majority of the outstanding shares of the Company’s common stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present, or if the Chairperson of the Annual Meeting decides that more time is necessary for the solicitation of proxies, then the Chairperson may adjourn the Annual Meeting, with or without a shareholder vote. Alternatively, if there is a shareholder vote to adjourn the Annual Meeting based on the absence of a quorum, the named proxies will vote all shares of common stock for which they have voting authority in favor of the adjournment.

Vote Required to Approve Proposals

Assuming the presence of a quorum, the directors of the Company will be elected by a plurality of the shares represented at the Annual Meeting and entitled to vote in the election of directors – in other words, the director nominees receiving the most votes will be elected (Proposal 1). The approval of the adoption of the 2023 Incentive Plan (Proposal 2) and the ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2023 (Proposal 3) will require the affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the matter. Proposal 4 calls for the advisory (non-binding) approval of the Company’s executive compensation and will require for adoption the affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the matter. Although there is no voting standard directly applicable to Proposal 5 (advisory vote on frequency of future say-on-pay votes), the option of “every year,” “every two years” or “every three years” that receives the highest number of votes cast will be considered the frequency that has been approved by the shareholders on an advisory basis.

Following the Annual Meeting, we will file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) to disclose the results of voting on each proposal, as required by applicable rules.

Abstentions

A shareholder may abstain from voting or withhold his or her vote, as applicable (collectively, “abstentions”), with respect to each item submitted for shareholder approval, including the election of directors. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting on any proposal brought before the Annual Meeting. Based on the plurality voting standard, abstentions will have no effect on the election of directors (Proposal 1). An abstention as to the adoption of the 2023 Incentive Plan (Proposal 2), the ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2023 (Proposal 3) and the advisory approval of the Company’s executive compensation (Proposal 4) will have the same effect as voting against these proposals, given that the outcome of each proposal is determined by the shares represented at the Annual Meeting and entitled to vote on the matter. Abstentions will not affect the outcome of the advisory vote on the frequency of future say-on-pay votes (Proposal 5).

Voting Shares Held in “Street Name”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote, and you are also invited to participate in the virtual Annual Meeting. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares. If you hold your shares in “street name,” it is critical that you return the voting instruction card as directed by your broker, bank or other nominee if you want your votes to count in the election of directors (Proposal 1), with respect to the adoption of the 2023 Incentive Plan (Proposal 2) and with respect to the non-binding advisory votes regarding the Company’s executive compensation and the frequency of future say-on-pay votes (Proposals 4 and 5).

Under applicable law, if you hold your shares in “street name” and do not indicate to your broker, bank or other nominee how you want your shares to be voted in the election of directors (Proposal 1), with respect to the adoption of the 2023 Incentive Plan (Proposal 2) or the executive compensation matters (Proposals 4 and 5), then your broker, bank or other nominee may not vote on these matters. Therefore, if you hold your shares in “street name” and do not instruct your bank, broker or other nominee on how to vote in the election of directors, for the approval of the adoption of the 2023 Incentive Plan or with respect to the executive compensation matters, your shares will not be voted with respect to such matters or on any other proposal with respect to which your broker, bank or other nominee does not have discretionary authority (resulting in a “broker non-vote”).

Broker non-votes are counted for general quorum purposes but are not deemed to be present with respect to any matter for which a broker does not have discretionary authority to vote. Broker non-votes will not be counted for purposes of the election of directors (Proposal 1) or with respect to the adoption of the 2023 Incentive Plan (Proposal 2) and will have no effect on the outcome of such proposals. Broker non-votes will not be taken into account in determining the outcome of the non-binding advisory votes regarding executive compensation and the frequency of future say-on-pay votes (Proposals 4 and 5). Your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Carr, Riggs & Ingram, LLC as our independent registered public accountants for the year ending December 31, 2023 (Proposal 3); therefore, there should be no broker non-votes with respect to this item.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board shall consist of not less than three (3) and not more than twenty-five (25) directors, and, if a number is not fixed by the Board, the Bylaws state that there shall be sixteen (16) directors. There are currently eleven (11) directors serving on the Board. All current members of our Board will stand for reelection at the Annual Meeting. The Nominating and Corporate Governance Committee and the Board have both determined that a Board consisting of eleven (11) persons is practical and efficient at this point in time.

Based on the nominations of the Nominating and Corporate Governance Committee, the Board recommends that the shareholders elect the eleven (11) director nominees named below to hold office until the 2024 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified. Unless “Withhold” is noted as to all or some of the nominees, proxies will be voted at the Annual Meeting FOR the election of the eleven (11) nominees to the Board. Shareholders may not vote for a greater number of persons than the number of nominees named. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ELEVEN (11) NOMINEES.

While we know of no reason why any nominee would be unable to serve as a director, if, before the voting during the Annual Meeting, any person nominated to be elected as a director is unable to serve, then the shares that would otherwise be voted for that person may be voted for the election of a substitute person recommended by the Board.

The following provides certain biographical information about the individuals who have been nominated for election as directors of the Company. The biographical information for each of the nominees below contains a description of the individual’s service as a director; business experience; director positions held currently or at any time during the last five years, if applicable, with a company registered pursuant to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or an investment company; information regarding involvement in certain legal or administrative proceedings, if applicable; and the experiences, qualifications, attributes and skills that caused the Board to determine that the individual should serve as a director. The stock ownership with respect to each nominee is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management” that appears in this Proxy Statement.

Following the Annual Meeting, the Company, as the sole shareholder of First US Bank (the “Bank”), intends to reelect all of the newly-elected directors of the Company as directors of the Bank. Information regarding the executive officers of the Company who are not directors is also provided below.

Information About Director Nominees

Robert Stephen Briggs Chairperson of the Board Director since 2014 Age 73

Mr. Briggs has more than 40 years of experience in the insurance industry, serving as a field agent, general manager and company executive. In 2008, after his retirement from Protective Life Corporation as an Executive Vice President, Mr. Briggs founded Petra Life Services, Inc., which provides insurance, financial and investment consulting services, and he has served as its President and Chief Executive Officer since its formation. In addition, Mr. Briggs is Chief Executive Officer of Longevity Quest, Inc., which provides longevity analysis for wellness management and longevity planning. He is a former member of the board of directors of American United Mutual Insurance Holding Company, having served as lead independent director, a member of the executive committee, chair of the governance and nominating committee and chair of the compensation committee before retiring in 2021.

The Board believes that Mr. Briggs’ leadership experience and knowledge of financial services resulting from his career in the insurance industry enable him to provide valuable insight to the Board.

Sheri S. Cook Director since 2014 Age 55

Ms. Cook has served as Senior Vice President of Human Resources for Altec, Inc., an equipment and service provider based in Birmingham, Alabama, since 2008. From April 2008 to July 2013, she served as Altec’s Director of Corporate Finance. Previously, Ms. Cook worked in the corporate finance, internal audit and investor relations departments of Protective Life Corporation, and also worked for Kinetic Partners, LLC and Sonat, Inc.

The Board believes that Ms. Cook’s management experience and practical knowledge gained through her employment in several finance-related roles at companies in various industries allow her to provide valuable insight and expertise to the Board.

John C. Gordon Director since 1997 Age 65

Mr. Gordon has been self-employed, performing forestry, timberland and investment services for Forest Services, Inc. (property and land management) since 1994 and for SS&J Land Co., Inc. since 1998. Mr. Gordon serves as president of both entities.

Mr. Gordon’s business management, investment and risk assessment skills obtained from his leadership of these companies and his experience in the forestry business are all valuable to the Board.

David P. Hale Director since 2017 Age 65

Dr. Hale served as a Professor of Management Information Systems and Endowed MIS Fellow in the Culverhouse College of Business and the Manderson Graduate School of Business at The University of Alabama, where he was on the faculty from 1995 until his retirement in 2022. In this role, he co-developed and led the Management Information Systems program, which has been recognized as one of the top programs of its type nationally. He was also Director of the Aging Systems Center of Excellence. In addition, Dr. Hale has been and is currently engaged by various commissions and task forces of federal and state governments, as well as numerous private sector companies, for initiatives relating to economic development and information technology, among other matters.

The Board believes that Dr. Hale’s knowledge and experience in the area of information technology are valuable assets and resources for the Company and the Board.

James F. House Vice Chairperson of the Board Director since 2011 Age 70

Mr. House became a director of the Company pursuant to an employment agreement among the Company, the Bank and Mr. House dated November 7, 2011, and Mr. House has served as President and Chief Executive Officer of the Company and the Bank since that date. Mr. House has extensive experience in the banking industry. From May 2009 until November 2011, he served as Florida Division President of BankTrust. From 2005 until 2009, Mr. House was a business consultant focusing on management, investments and commercial and consumer lending issues. Prior to that, he held numerous executive and senior management positions with SouthTrust Bank, including Executive Vice President, General Bank Commercial (2003-2004); Chief Executive Officer, Urban West Region (2002-2003); Chief Executive Officer, North Alabama/Tennessee Region (2000-2001); Chief Executive Officer, Birmingham Market Bank (1999-2003); and Chairman and Chief Executive Officer, SouthTrust Bank of Dothan, N.A. (1994-1998).

The Board believes that, from these years of experience in a number of positions and areas in banking and his senior executive-level services to the Company and the Bank, Mr. House has gained an intimate knowledge of the banking industry and, more specifically, the business and operations of the Company and the Bank, which provides valuable insight to the Board.

Marlene M. McCain Director since 2021 Age 65

Ms. McCain is a Certified Public Accountant and is currently providing contract services to a large non-profit organization in Birmingham, Alabama. She retired from public accounting in 2017 after serving as a member of Warren Averett, LLC for 14 years. Ms. McCain has over 40 years of accounting experience, including almost 30 years in public accounting, where she specialized in accounting and consulting services to a wide range of financial services entities (banks, credit unions, brokers/RIAs, and mortgage and insurance entities), in addition to health care, technology, retail and nonprofit organizations. Prior to Warren Averett, she spent ten years working as a Vice President of Finance or Group Controller for two large companies in the Birmingham area. Ms. McCain has served as both chair and commissioner of the Alabama Securities Commission, as well as the chair and a board member of the Alabama Society of Certified Public Accountants (ASCPA) and the ASCPA Educational Foundation. She served a one-year term on the American Institute of Certified Public Accountants (AICPA) Board of Directors. She also received the prestigious AICPA Woman to Watch – Experienced Leader Award in 2011 and served as a past president and board member of the American Society of Women Accountants. Ms. McCain has always been active in the community, with her primary focus on volunteer activities for certain nonprofit organizations.

Ms. McCain’s extensive public accounting experience, as well as her management experience and practical knowledge gained through her employment in finance-related roles at various companies, give her a wide range of accounting, financial, capital markets, risk assessment and other executive management experience and skills, all of which provide valuable insight and expertise to the Board.

J. Lee McPhearson Director since 2009 Age 69

Mr. McPhearson has worked as an attorney since 1978 and he is currently practicing in Butler, Alabama. Mr. McPhearson also serves as County Attorney for Choctaw County, Alabama. From 1995 until 2002, Mr. McPhearson served as Circuit Judge for the First Judicial Circuit of the State of Alabama and previously served from 1981 until 1987 as District Attorney for the First Judicial Circuit. Mr. McPhearson is currently actively involved in timber and real estate enterprises, including McPhearson Land and Timber Company, LLC, of which he is the managing member, and MJM Development, LLC, of which he is the secretary and member. He also helps oversee and manage the timber operations and oil and gas interests on land that comprises property in Choctaw County, Alabama, and Wayne County, Mississippi.

Mr. McPhearson’s experience as a legal practitioner, which involves some representation and advising of business entities, as well as his knowledge and understanding of the communities served by the Company and the Bank gained through his time on the bench, contribute greatly to the Board. Additionally, Mr. McPhearson’s experience in the timber and real estate industries provides valuable insight to the Board regarding land and timber valuations and market conditions, which are important to the business of the Company and the Bank.

Jack W. Meigs Director since 1997 Age 65

Mr. Meigs served as Circuit Judge for the Fourth Judicial Circuit of the State of Alabama from 1991 until his retirement in April 2016. He has been engaged in the private practice of law since April 2016.

The Board believes that Mr. Meigs’ extensive legal experience in the local area, both as a practitioner and as a judge, provides him with a wide range of management skills and knowledge on topics important to businesses, which contribute greatly to the composition of the Board.

Aubrey S. Miller Director since 2014 Age 70

Mr. Miller currently serves as President of Higher Ground Non-Profit Consulting Group and Senior Pastor of the Faith Church at Midfield in Birmingham, Alabama. Previously, he served as President of the Shelby County, Alabama Board of Education, a position to which he was elected, from 2009 until 2022. Mr. Miller also served as Executive Director of the Juvenile Diabetes Research Foundation in Birmingham, Alabama from 2009 until his retirement in July 2015 and served as the Senior Vice President of Financial Development for the YMCA of Greater Birmingham until retiring in 2020. He also served as President and Chief Development Officer of the Baptist Health Foundation in Birmingham from 2005 to 2008.

The Board believes that Mr. Miller’s extensive experience in leading multiple organizations and in effectively creating and implementing budgets and strategic plans allows him to provide valuable insight and advice to the Board.

Donna D. Smith Director since 2014 Age 74

Ms. Smith served as the Vice President of Human Resources and Ethics for Alabama Power Company from 2010 until her retirement in February 2014 and as Human Resources Director of Alabama Power Company and Southern Company Generation for several years prior to that. She also served on the board of directors of the Alabama Power Company Foundation and remains active in leadership positions with several philanthropic organizations and boards, including serving on the board and audit/compensation committee of McKinney Communications Company since 2017.

The Board believes that Ms. Smith brings a valuable perspective to the Board as a result of her extensive experience in a highly-regulated industry, deep and broad business experience as an executive at one of the largest employers in the state of Alabama and strong history of community involvement.

Bruce N. Wilson Director since 1997 Age 68

Mr. Wilson is a practicing attorney and the senior member in the law firm of Wilson, Drinkard & Drinkard, LLC, where he has worked since 1993.

Through his law practice, Mr. Wilson has represented and continues to represent business and corporate clients throughout all phases of their operations. He counsels clients on various real estate, industrial and economic development, and budgetary and auditing issues. The Board believes that Mr. Wilson’s experience and understanding of these issues enable him to provide valuable insight to the Board.

Information About Executive Officers Who Are Not Also Directors

Thomas S. Elley Age 51

Mr. Elley has served as the Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Assistant Secretary of the Company and Senior Executive Vice President, Chief Financial Officer, Treasurer, Assistant Secretary and Investment Officer of the Bank since October 2013. In May 2022, he was named Senior Executive Vice President of the Company. Prior to his employment with the Company and the Bank, Mr. Elley served as the Vice President, Accounting Policy Manager and Line of Business Controller at Regions Financial Corporation in Birmingham, Alabama. From January 2000 to August 2010 and from April 2011 to May 2013, Mr. Elley served in various roles in the audit practice at Deloitte & Touche LLP, including Senior Manager, where he focused on Securities and Exchange Commission reporting, regulatory accounting and internal control audits under the Sarbanes-Oxley Act of 2002. From August 2010 to March 2011, Mr. Elley held the position of Impaired Loan Accounting Specialist with Iberiabank Corporation in Birmingham, Alabama. Mr. Elley also has prior experience as a compliance officer and loan analyst for financial institutions and is a Certified Public Accountant.

William C. Mitchell Age 57

Mr. Mitchell was named Senior Executive Vice President, Consumer Lending in September 2022, after previously serving in this role from January 2020 to August 2020. Mr. Mitchell served as Senior Executive Vice President, Consumer Banking from August 2020 to September 2022. Mr. Mitchell served as President and Chief Executive Officer of the Bank’s subsidiary, Acceptance Loan Company, Inc. (“ALC”), from February 2008 to January 2020, and as Interim President and Chief Executive Officer of ALC from November 2007 to February 2008. Mr. Mitchell worked for ALC from May 1997 until he transferred to the Bank in January 2020.

Eric H. Mabowitz Age 64

Mr. Mabowitz joined the Bank in March 2008 and currently serves as the Senior Executive Vice President, Chief Risk Officer, Chief Compliance Officer, and CRA Officer. Mr. Mabowitz served as Executive Vice-President, South Alabama Market Executive from January 2016 until his appointment as Chief Risk Officer in January 2020. Prior to his employment with the Bank, Mr. Mabowitz was President and Chief Operating Officer of Premier Bank of the South from 2007 to 2008. He was employed by First Community Bank from 2006 to 2007 as Executive Vice President, Administration and from 2001 to 2006 as Executive Vice President, Chief Credit Officer. Mr. Mabowitz was employed by Renasant Bank from 1997 to 2001 and held several positions in credit administration.

Beverly J. Dozier Age 58

Ms. Dozier has served as Vice President, Corporate Secretary and Assistant Treasurer of the Company since October 2009. In May 2022, she was named Senior Vice President of the Company. She served as Senior Vice President, Executive Administration and Corporate Secretary of the Bank until January 1, 2020, when she was named Senior Vice President, Thomasville Market Executive, Corporate Secretary, and Assistant Treasurer of the Bank. Ms. Dozier has served the Bank in numerous capacities since 1984, including working as a loan officer and mortgage originator.

None of the directors or executive officers are related to any other director or executive officer of the Company.

CORPORATE GOVERNANCE

The Company is committed to having sound corporate governance principles. Operating in accordance with such principles is essential to running the Company’s business effectively and to maintaining the Company’s integrity in the marketplace. The Company’s Board has adopted a Code of Business Conduct and Ethics that sets forth basic principles to guide the Company’s and the Bank’s employees, including the Chief Executive Officer, the Chief Financial Officer and other senior executive officers, in their conduct and compliance with applicable laws and governance principles. A copy of the Code of Business Conduct and Ethics is available on our website at https://www.fusb.com under the tabs “Investors – Governance – FUSB Policies.” We will furnish any person without charge, upon written request, a copy of the Code of Business Conduct and Ethics. In the event the Company amends or waives any of the provisions of the Code of Business Conduct and Ethics applicable to our Chief Executive Officer, the Chief Financial Officer and other senior executive officers that relate to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K under the Securities Exchange Act of 1934, as amended, the Company intends to disclose these actions on the Company’s website.

The following is a summary of the Company’s director independence standards, the Board and committee structure, the director nomination process and the procedures for shareholders to follow to communicate with the Board.

Director Independence

The Nasdaq Stock Market, LLC, the exchange on which the Company’s common stock is listed (“Nasdaq”), requires that a majority of the Company’s Board members be “independent.” Accordingly, because the Board currently has eleven (11) members, at least six (6) of the directors must be independent. In accordance with Nasdaq’s listing rules, a director is not considered to be independent unless the Board determines that the director has no relationship with the Company or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee also must meet the applicable independence tests in the Nasdaq listing rules and the federal securities laws.

The Board has determined that none of the directors standing for reelection, with the exception of Mr. House, has any material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) that would interfere with the exercise of independent judgment in carrying out his or her responsibilities. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries. The purpose of this review was to determine whether any such transactions or relationships were material and possibly inconsistent with a determination that the director was independent. Mr. House is not independent because of his employment as the President and Chief Executive Officer of the Company and the Bank.

While conducting its review of director independence, the Board specifically considered the relationship between the Company and Wilson, Drinkard & Drinkard, LLC, a law firm in which Mr. Wilson is the senior member and that has provided legal services to the Company and its subsidiaries in the past. The Company’s fee arrangement with this firm is negotiated on the same basis and is subject to the same terms and conditions as arrangements with other outside legal counsel for similar types of legal work. During 2022, the Company paid no legal fees to Wilson, Drinkard & Drinkard, LLC. Based on this review, the Board concluded that the Company’s relationship with this firm does not interfere with Mr. Wilson’s exercise of independent judgment in carrying out the responsibilities of a director.

Company Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by our shareholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its shareholders. Leadership is important to the effective operation of the Board for the benefit of the Company. The role of the Chairperson includes providing continuous feedback on the direction, performance and strategy of the Company, presiding over meetings of the Board, setting the Board’s agenda with management and leading the Board in anticipating and responding to risks faced by the Company.

The roles of Chief Executive Officer and Chairperson of the Board have been separated since the Company became a publicly-traded company. While the Board believes that the Chief Executive Officer should be a member of the Board, the Board considers it to be advantageous to independence, oversight and objectivity to have a separate, independent board member to serve as Chairperson or, if the individual elected as Chairperson is not independent, to elect a lead independent director. Mr. House, the President and Chief Executive Officer of the Company and the Bank, was elected as Vice Chairperson of the Board in November 2022. The Board believes that this leadership structure will enhance communication and cooperation among the directors and members of management. The Board may reconsider this leadership structure from time to time based on then-current considerations.

Risk Oversight

The Company is exposed to a number of risks and regularly undertakes a review to identify and evaluate these risks and develop plans to manage them effectively. While the Chief Executive Officer has overall responsibility for risk assessment, management and prioritization, the Board has an active role in the risk oversight process.

The Board regularly reviews information regarding the Company’s financial, credit, liquidity, operational, legal, regulatory, compliance, reputational and strategic risks based on reports from management, including the Chief Executive Officer and the Chief Financial Officer. The Audit Committee is primarily responsible for overseeing the Company’s enterprise risk management (“ERM”) program, including the process by which management assesses, prioritizes and manages the Company’s material risks, and receives periodic reports from the Chief Risk Officer on the status of the ERM program. Certain other committees of the Board are responsible for specific oversight of the risk oversight process when a particular risk falls within the purview of that particular committee. The Audit Committee reviews the Company’s financial risks (including risks required to be monitored under the Sarbanes-Oxley Act) and risks relating to financial reporting, audit matters and internal controls. The Nominating and Corporate Governance Committee specifically oversees risks associated with the independence of Board members, potential conflicts of interest and governance items. The Compensation Committee of the Board oversees the management of risks relating to the Company’s compensation policies, plans, and practices, including executive compensation. The Retail, Operation and Compliance Committee of the Bank’s Board of Directors oversees risk management policies with respect to retail products and operational functions, along with certain compliance and audit functions. The Information Technology Steering Committee oversees information technology services, cybersecurity and third-party technology risk exposure of the Bank. The Directors’ Loan Committee oversees risks relative to certain loan and credit functions and approval processes of the Bank. The conclusions of each Board committee with respect to issues falling within the purview of that particular committee are brought to the attention of all Board members at the regularly-scheduled meetings of the Board. This enables the Board and its committees to coordinate with respect to the risk oversight function and responsibility.

Board Structure and Committees

The Board conducts its business through meetings of the Board and Board committees. Further, executive sessions of the independent directors of the Board are to be held at least two times a year and otherwise as needed. These sessions are chaired by the Chairperson of the Board or another independent director selected by a majority of the independent directors.

During 2022, the Board met 11 times in regularly scheduled meetings and held one special meeting. All of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served during the year.

Directors are encouraged but not required to attend the Annual Meeting of Shareholders each year. All individuals then serving as the Company’s directors attended the Company’s 2022 Annual Meeting of Shareholders held on April 28, 2022.

Audit Committee

The Audit Committee assists the Board with its oversight responsibilities with respect to the financial reports and other financial information provided by the Company to its shareholders and others, the Company’s financial policies and procedures and disclosure controls and procedures, the Company’s system of internal controls and the Company’s auditing, accounting and financial reporting processes. The Audit Committee operates under a written charter, a copy of which is posted on the Company’s website at https://www.fusb.com under the tabs “Investors – Governance – FUSB Policies.” The Audit Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. The Audit Committee last reviewed and assessed the adequacy of its charter on March 10, 2023. The Audit Committee met eleven times during 2022. The Audit Committee Report appears later in this Proxy Statement.

Certain Nasdaq listing rules and the federal securities laws require that at least one member of the Audit Committee must have an understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, experience preparing, auditing, analyzing or evaluating financial statements or experience actively supervising one or more persons engaged in such activities, an understanding of internal control over financial reporting and an understanding of audit committee functions. The Board has determined that currently Robert Stephen Briggs and Marlene M. McCain each has the requisite attributes of an “audit committee financial expert.”

The current members of the Audit Committee are Marlene M. McCain, Chairperson, Robert Stephen Briggs, J. Lee McPhearson, Jack W. Meigs and Aubrey S. Miller. The Board has carefully evaluated the backgrounds of the members of the Audit Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules, and such members satisfy the heightened independence standards under SEC rules.

Compensation Committee

The Compensation Committee assists the Board in overseeing and determining executive compensation. Among other responsibilities, the Compensation Committee reviews, recommends and approves salaries and other compensation of the Company’s executive officers and administers the Company’s equity compensation plans that may be in place from time to time. The Chief Executive Officer assists the Compensation Committee with determining the amount of compensation to be paid to the other executive officers but does not play a role in the final determination or approval of his own compensation. The Compensation Committee operates under a written charter, a copy of which is posted on the Company’s website at https://www.fusb.com under the tabs “Investors – Governance – FUSB Policies.” The Compensation Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. The Compensation Committee last reviewed and assessed the adequacy of its charter on March 10, 2023. The Compensation Committee met five times during 2022. The Compensation Committee Report appears later in this Proxy Statement.

The Compensation Committee has reviewed the Company’s compensation programs, plans and practices for all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to encourage or incentivize risks that are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee concluded and informed the Board that, based on the Company’s current compensation programs, plans and practices, there are no such risks.

The current members of the Compensation Committee are Bruce N. Wilson, Chairperson, Sheri S. Cook, Jack W. Meigs, Aubrey S. Miller and Donna D. Smith. The Board has carefully evaluated the backgrounds of the members of the Compensation Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules and as defined in the committee’s charter.

Nominating and Corporate Governance Committee

Among other responsibilities, the Nominating and Corporate Governance Committee (previously called the Executive, Nominating, and Corporate Governance Committee) reviews and recommends the selection of directors and members of committees of the Board and reviews and establishes the governance practices of the Company. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is posted on the Company’s website at https://www.fusb.com under the tabs “Investors – Governance – FUSB Policies.” The Nominating and Corporate Governance Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. The Nominating and Corporate Governance Committee last reviewed and assessed the adequacy of its charter on March 10, 2023. The Nominating and Corporate Governance Committee met seven times during 2022.

The members of the Nominating and Corporate Governance Committee are John C. Gordon, Chairperson, J. Lee McPhearson, Jack W. Meigs, Aubrey S. Miller and Bruce N. Wilson. The Board has carefully evaluated the backgrounds of the members of the Nominating and Corporate Governance Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules, including the heightened independence standards applicable to members of compensation committees of listed companies.

Executive Committee

Among other responsibilities, the Executive Committee, created in November 2022, provides advice to the executive officers of the Company and takes actions on behalf of the Board between meetings of the Board. The Executive Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. The Executive Committee met one time during 2022.

The members of the Executive Committee are Robert Stephen Briggs, Chairperson, James F. House, Sheri S. Cook, David P. Hale, Marlene M. McCain and Donna D. Smith.

Consideration of Director Nominees

Criteria and Diversity

Criteria that are used by the Nominating and Corporate Governance Committee in connection with evaluating and selecting new directors include factors relating to whether the candidate would meet the definition of “independent,” as defined by the applicable Nasdaq listing rules, as well as the candidate’s skills, occupation and experience in the context of the needs of the Board. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Nominating and Corporate Governance Committee continually reviews the qualifications and responsibilities of all directors in consideration of the Board’s overall responsibility to shareholders. Although neither the Board nor the Nominating and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying director nominees, the director nomination process is designed to ensure that the Board considers members with diverse backgrounds, including race, ethnicity, gender, education, skills and experience, with a focus on appropriate financial and other expertise relevant to the Company’s business. Following the Annual Meeting, the Board will include three females and one racially or ethnically diverse member (representing 36% of directors). The Nominating and Corporate Governance Committee also considers issues of relevant experience, intelligence, independence, commitment, integrity, diligence, conflicts of interest, age, compatibility with the Company’s other Board members and management team, understanding of the Company’s business and culture, the ability to act in the best interests of the shareholders, and other factors deemed relevant. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment and commitment to the success of the Company. For a discussion of the individual experience and qualifications of our directors, refer to “Proposal 1 – Election of Directors” in this Proxy Statement.

Process for Identifying and Evaluating Director Nominees

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming that the appropriate biographical and background material discussed below is provided on behalf of candidates recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by applying substantially the same criteria and following substantially the same process as that used for candidates submitted by Board members.

The following diversity statistics relate to the incumbent directors who are standing for re-election at the 2023 Annual Meeting and are reported in the standardized disclosure matrix that is required by Nasdaq listing rules.

Board Diversity Matrix

Board Size:
Total Number of Directors: 11
Gender:	Female	Male	Non-Binary	Gender Undisclosed
Number of Directors Based on Gender Identity	3	8	—	—
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	—	1	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Demographic Background Undisclosed	—

Director Nominees Proposed by Shareholders

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders for inclusion by the Board in the slate of nominees that the Board recommends to the shareholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee applies the selection criteria and follows the process described above.

Shareholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting the following information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary of First US Bancshares, Inc., 131 West Front Street, P.O. Box 249, Thomasville, Alabama 36784:

•	the name of the recommended person;

•

all information relating to the recommended person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

•	the written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•

as to the shareholder making the recommendation, the name and address of such shareholder as the name and address appear on the Company’s books; provided, however, that, if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the registered holder; and

•	a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In addition to submitting nominations in advance to the Nominating and Corporate Governance Committee for consideration, a shareholder also may nominate persons for election to the Board of Directors in person at a shareholders meeting. Section 2.15 of the Company’s Bylaws provides for procedures pursuant to which shareholders may nominate a candidate for election as a director of the Company. The chairperson of the meeting shall have the power to determine and declare to the meeting whether or not a nomination was made in accordance with the procedures set forth in our Bylaws and, if the chairperson determines that a nomination is not in accordance with the procedures set forth in the Bylaws, to declare to the meeting that the defective nomination will be disregarded. A copy of the Company’s Bylaws is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on November 16, 2022. We will furnish any person without charge, upon written request, a copy of the Bylaws. In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that complies with the informational and timing requirements of Rule 14a-19 under the Exchange Act.

Shareholder Communications with the Board

The Board will give appropriate attention to written communications that are submitted by shareholders and will respond as the Board deems appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairperson of the Nominating and Corporate Governance Committee primarily will be responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other directors as he or she deems appropriate. Communications will be forwarded to all directors if such communications relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee considers important.

Shareholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairperson of the Nominating and Corporate Governance Committee

c/o Corporate Secretary of First US Bancshares, Inc.

131 West Front Street

P.O. Box 249

Thomasville, Alabama 36784

All written communications to the Board will be relayed to the Nominating and Corporate Governance Committee without being screened by management.

TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between the Company or its subsidiaries and any of its directors or executive officers may present potential or actual conflicts of interest that are not in the best interests of the Company and its shareholders. Therefore, as a general matter and in accordance with the Company’s Code of Business Conduct and Ethics, the Company prefers to avoid such transactions. Nevertheless, there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders. Therefore, the Company has adopted a written policy and procedures that require the Audit Committee to review and, if appropriate, to approve or ratify any such transactions.

Policy and Procedures Regarding Related Person Transactions

The Audit Committee’s Policy and Procedures With Respect to Related Person Transactions sets forth the process for reviewing, approving and ratifying transactions involving the Company and its subsidiaries and “related persons.” “Related persons” include directors, director nominees and executive officers and their immediate family members, and shareholders owning 5% or more of the Company’s outstanding common stock and their immediate family members. It is the Company’s policy to approve and ratify transactions involving related persons only when the Board, acting through the Audit Committee, determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders.

The procedures provide that, prior to entering into a related person transaction, management or the affected director or executive officer must bring the matter to the attention of a designated individual who will assess whether the matter should be considered by the Audit Committee. If a member of the Audit Committee is involved in the proposed transaction, he or she will be recused from all discussions and decisions about the transaction. To the extent that a related person transaction is not identified in advance, the terms of the transaction will be reviewed and evaluated by the Audit Committee. Only transactions that are in, or that are not inconsistent with, the best interests of the Company and its shareholders are approved or ratified by the Audit Committee.

Certain Transactions with Related Persons

Certain directors and executive officers of the Company and their family members are customers of, and have had transactions with, the Bank in the ordinary course of business, and additional transactions likely will take place in the ordinary course of business. All outstanding loans and commitments to date have been made in the ordinary course of business and on substantially the same terms, including with respect to interest rates and collateral, as for comparable transactions with unrelated persons, and have not involved more than the normal risk of collectability or presented other unfavorable features.

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

This Executive Compensation section describes the 2022 executive compensation program for our named executive officers. Our primary objective is to achieve and sustain significant increases in shareholder value. We have designed our executive compensation program, and we routinely evaluate and consider modifications to the program, to support this objective with a strong link between pay and corporate and individual performance, while discouraging executives from taking excessive risks. Our approach is aimed at ensuring our ability to attract, retain and motivate the executives, managers and professionals who are critical to our short- and long-term success in the banking industry. A portion of our executives’ compensation is “performance-based” in the form of incentives that are intended to motivate balanced decision-making by our executives while also aligning their interests with those of our shareholders.

We design our compensation program to align with the following principles:

•	Competitive. We review the compensation practices of the other companies in our compensation peer group and aim to target compensation for our executives at or near the market 50% percentile.

•

Performance-based. We use a mixture of options, time-based restricted stock and cash incentives to link our executives’ compensation to Company short- and long-term performance. Our cash incentive program for 2022 used the following specific metrics to determine executive bonuses: consolidated pre-tax income, consolidated return on average assets (pre-tax), consolidated return on average tangible equity (pre-tax), net loan growth in indirect lending and a discretionary component related to each executive’s contributions toward the Company’s strategic goals during 2022.

•	Shareholder-aligned. Our stock-based incentives encourage the creation of long-term value and link the interests of our executives to those of our shareholders.

•

Prudent risk-taking. We structure our compensation program to incentivize sustainable growth without encouraging our executives to take unreasonable risks that could damage the Company’s profitability or reputation.

Compensation Governance Best Practices

The Compensation Committee annually reviews best practices in executive compensation and governance and continues to enhance our policies and practices, which include the following:

What We Do	What We Do Not Do

•  Review the compensation peer group annually to ensure reasonable and appropriate size and scope fit for purposes of comparing executive compensation and bank performance.

•  Have an independent Compensation Consultant to the Compensation Committee.

•  Conduct regular compensation benchmarking to assess the level of pay competitiveness for named executive officers.

•  Assess actual pay positioning for named executive officers in relation to target pay positioning outlined in our compensation philosophy.

•  Have a recoupment policy expressly allowing for recovery of any cash incentive compensation paid under the program in

•  No repricing of awards under our Incentive Plans without shareholder approval.

•  No tax gross-up provisions exist in our agreements with named executive officers and we do not provide tax gross-ups for any taxable perks.

•  Restrictions on hedging and pledging of FUSB securities under our insider trading policy.

•  No active SERPs.

•  No “timing” of equity grants. We do not grant equity awards in anticipation of the release of material, non-public information, and we do not time the release of material, non-public information based on equity grant dates.

What We Do	What We Do Not Do

certain situations, e.g., in the event of a restatement of our financial statements or if it is determined that the financial information used to determine the amount of the cash incentive compensation was materially inaccurate.

•  Engage with our shareholders. We conduct an annual advisory say-on-pay vote and actively review the results of those votes as we make decisions regarding executive compensation.

• Limited and no excessive perks.

Oversight of the Compensation Program

The Compensation Committee oversees our compensation program and approves the compensation paid to all executive officers, including the Chief Executive Officer and the two other most highly-compensated executive officers during 2022 – Mr. House, Mr. Elley and Mr. Mitchell (collectively, the “Named Executive Officers”).

Our Compensation Committee’s responsibilities include reviewing and approving the amount, form and terms of compensation to be paid to the Named Executive Officers and assessing and making recommendations to the Board regarding executive compensation and benefit plans and programs. The Chief Executive Officer assists the Compensation Committee with determining the amount of compensation to be paid to the other executive officers but does not play a role in the final determination or approval of his own compensation. Our Human Resources Department also assists the Compensation Committee with compensation decisions by providing support and data for the committee.

Compensation Consultant

The charter of the Compensation Committee grants the committee the authority to hire outside consultants to further its objectives and assist with its responsibilities. The Compensation Committee has engaged Willis Towers Watson, an independent compensation consultant, to assist the Compensation Committee by reviewing, assessing and providing recommendations with respect to the amount and form of director and executive officer compensation.

The Company does not have a policy that limits the services that an executive compensation consultant can perform. However, the Company has not engaged Willis Towers Watson for any projects other than those directed by the Compensation Committee and management, as described above, nor has Willis Towers Watson performed any other services for the Company. As a result, the Company has determined that Willis Towers Watson operates with full objectivity and without conflicts of interest in its support of the Compensation Committee.

Benchmarking

In determining market competitiveness of compensation, the Compensation Committee, with the assistance of Willis Towers Watson, reviews annually a combination of proxy information from the Company’s compensation peer group and available market compensation survey data. The Compensation Committee may also use comparisons to the Company’s compensation peer group to consider other market practices relevant to the scope of our executives’ responsibilities. The Compensation Committee generally seeks to provide our executives with total compensation positioned around the median of competitive practice in order to assist in attracting and retaining talented executives and to further motivate and reward our NEOs for sustained, long-term improvements in the Company’s financial results.

At the request of the Compensation Committee, Willis Towers Watson prepared an evaluation of our peer group for use in 2022. As a result of the evaluation, Willis Towers Watson recommended, and the Compensation Committee approved, the twelve companies listed below as the peer group for 2022. Willis Towers Watson identified and recommended these companies based on their being in a similar industry, being in a similar location and trading on the same stock exchange as the Company, as well as having assets between 0.5 and 2.0 times those of First US Bank.

2022 Compensation Peer Group
Company	Assets (in millions)*	Market Cap (in millions)†
Investar Holding Corporation	$2,321	$229
Colony Bankcorp, Inc.	1,764	170
Select Bancorp, Inc.	1,730	274
Citizens Holding Company	1,451	99
First Community Corporation	1,396	154
Southern States Bancshares, Inc.	1,333	173
Limestone Bancorp, Inc.	1,312	124
Auburn National Bancorporation, Inc.	957	121
Bank of the James Financial Group, Inc.	851	76
Village Bank and Trust Financial Corp.	706	68
United Bancorp, Inc.	693	78
Bank of South Carolina Corporation	532	117

*	Information as of December 31, 2020.
†	Information as of July 31, 2021.

Elements of Executive Compensation

Base Salaries

Each Named Executive Officer’s base salary is determined principally by the responsibilities required by the officer’s position, his experience and contributions to our business and length of service in his position at the Company, as well as individual competence and comparison to peer institutions. Base salaries are reviewed and approved by the Compensation Committee annually to determine whether the base salary levels are appropriate. The base salaries of the Named Executive Officers in 2022 were as follows: for Mr. House, $375,000, increased from $353,625 in 2021; for Mr. Elley, $255,000, increased from $239,655 in 2021; and for Mr. Mitchell, $242,500, increased from $232,703 in 2021.

2022 Cash Incentive Program

In January 2022, the Company established a cash incentive program for certain executive officers and key employees of the Company and its subsidiaries designed to incentivize the achievement of specified short-term performance criteria (the “2022 CIP”). Under the 2022 CIP, each Named Executive Officer had the opportunity to earn a one-time cash payment equal to a predetermined percentage of his 2022 base salary, with the earned amount based on the level of performance with respect to certain corporate objectives applicable to the Company and the Bank. For Mr. House and Mr. Elley, the payment was based on (i) consolidated pre-tax income of the Company, (ii) consolidated pre-tax return on average assets, (iii) consolidated pre-tax return on average tangible equity, and (iv) a discretionary component related to each executive’s contributions toward the Company’s strategic goals during 2022. For Mr. Mitchell, the payment was based on (a) consolidated pre-tax income of the Company, (b) consolidated pre-tax return on average assets, (c) net loan growth in indirect lending and (d) a discretionary component related to each executive’s contributions toward the Company’s strategic goals during 2022. The Company’s 2022 performance targets are set forth in the table below.

	2022 Financial Performance Objectives
Corporate Objective	Threshold	Target	Stretch	Actual Results	Weight
Consolidated pre-tax income	$5,200,000	$6,500,000	$7,800,000	$9,012,000	25%
Consolidated return on average assets (pre-tax)	0.54%	0.68%	0.82%	0.92%	30% (2) or 25% (3)
Return on average tangible equity (pre-tax)	6.28%	7.85%	9.42%	11.56%	25% (2)
Loan Growth – Indirect Lending	$40,000,000	$50,000,000	$60,000,000	$60,627,000	30% (3)
Discretionary (1)	80%	100%	120%	120%	20%

(1)

The Compensation Committee approved the discretionary portion of each Named Executive Officer’s performance objectives at 120% based on, among other things, successful implementation of strategic reorganization and cost control initiatives.

(2)	This number reflects the weight for Mr. House and Mr. Elley.
(3)	This number reflects the weight for Mr. Mitchell.

Based on the performance metrics above, each Named Executive Officer was eligible to earn the payout amounts set forth in the table below.

		2022 Annual Incentive Range
Name	Threshold	Threshold (% of Salary)	Target	Target (% of Salary)	Stretch	Stretch (% of Salary)	2022 Incentive Earned
James F. House	$84,375	22.5%	$168,750	45.0%	$253,125	67.5%	$253,125
Thomas S. Elley	44,625	17.5%	89,250	35.0%	133,875	52.5%	133,875
William C. Mitchell	42,438	17.5%	84,875	35.0%	127,313	52.5%	127,313

Each Named Executive Officer’s cash incentive payment was potentially subject to a downward adjustment as a result of certain regulatory or compliance ratings at the Bank.

Equity Awards

Our Named Executive Officers are eligible to participate in the First US Bancshares, Inc. 2013 Incentive Plan, which was originally adopted by the Board on March 22, 2013, and amended on May 2, 2019 (the “2013 Incentive Plan”). The 2013 Incentive Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, awards of restricted stock and restricted stock units and performance compensation awards, including performance-based cash bonuses, to employees, non-employee directors and certain consultants of the Company and its affiliates, including the Bank.

On February 22, 2022, we granted equity awards to our Named Executive Officers in the following amounts: 8,235 shares of restricted stock for Mr. House, 3,500 shares of restricted stock for Mr. Elley and 3,200 shares of restricted stock for Mr. Mitchell. These shares of restricted stock vest in equal increments on the first three anniversaries of the grant date. In deciding to increase Mr. House’s restricted stock award from a grant date fair value of $32,040 in 2021 to $89,762 in 2022, the Compensation Committee determined that it was appropriate to move Mr. House’s total compensation closer to the peer group median based on his performance and tenure, as well as to ensure that a significant aspect of Mr. House’s total compensation is stock-price oriented and, therefore, aligned with shareholders’ interests.

On February 22, 2023, the Board adopted the First US Bancshares 2023 Incentive Plan (the “2023 Incentive Plan”), as described in more detail in Proposal 2 of this Proxy Statement, which is subject to shareholder approval at the Annual Meeting. If approved by the shareholders at the Annual Meeting, the Compensation

Committee intends to grant all future incentive awards under the 2023 Incentive Plan and no additional grants will be made under the 2013 Incentive Plan.

Termination and Change in Control Benefits

We believe that it is important to protect the financial interests of our senior management in the event of a change in control. Further, we believe that the interests of the Company’s shareholders are best served if the interests of our senior management are aligned with the shareholders’ interests. Providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of our shareholders.

Mr. House, our President and Chief Executive Officer, is the only Named Executive Officer with an employment agreement. On December 19, 2013, the Company, the Bank and Mr. House entered into an Amended and Restated Executive Employment Agreement that replaced the original employment agreement entered into by the Company, the Bank and Mr. House on November 7, 2011, when Mr. House first began serving as the President and Chief Executive Officer of the Company and the Bank. In addition to setting forth various terms with respect to Mr. House’s base salary, the equity compensation, perquisites and other benefits to which Mr. House is entitled, and certain restrictive covenants, the employment agreement contains certain termination and change in control provisions, the details of which are further discussed under the caption, “Employment Agreement with Mr. House.”

Additionally, we have entered into a Change in Control Agreement with each of our executives, including Mr. Elley and Mr. Mitchell, pursuant to which certain payments are required in connection with a change in control. In the first quarter of 2022, we amended and restated the Change in Control Agreements for Mr. Elley and Mr. Mitchell. For more information, see “Potential Payments Upon Termination or Change in Control” contained herein.

Perquisites and Other Benefits

We provide our Named Executive Officers with limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified senior management. We believe that perquisites for our executives should be limited in scope and value and also should reflect similar perquisites provided to executive officers at other banks of comparable size.

Perquisites provided include, in some cases, payment of cell phone fees, subscription radio fees and club dues, as well as a Company-owned automobile and reimbursement of reasonable expenses in operating such automobile, or in situations where a Company-owned automobile is not provided, an allowance to reimburse the Named Executive Officer for the operation of a personal vehicle. Additionally, the Company pays the annual premium for a term life insurance policy with a $250,000 death benefit for Mr. House. Otherwise, the Named Executive Officers participate in our employee benefit plans and programs on the same terms and conditions as other employees. The benefits available generally include medical and dental insurance, disability insurance and life insurance. In addition, we sponsor a 401(k) plan in which all eligible employees, including the Named Executive Officers, may participate.

Clawback/Recoupment Policy

We believe that the incorporation of a “clawback” or recoupment policy in our executive compensation program contributes to creating and maintaining a culture that emphasizes integrity and accountability and reinforces the performance-based principles underlying our executive compensation program. For example, our 2022 Cash Incentive Program provided for recoupment of cash bonus payments in connection with certain events, including (i) achievement of financial results that are subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or the federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance objectives used by the Compensation Committee to determine the amount of any cash bonus payments were materially inaccurate. Further, awards made under the 2013 Incentive Plan are subject to “clawback” (deduction or recovery) to the extent required by applicable laws, government regulations and stock exchange listing requirements.

Consideration of Prior Shareholder Advisory Vote on Executive Compensation

We provide our shareholders with the opportunity annually to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (often referred to as a “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. At the 2022 Annual Meeting of Shareholders held on April 28, 2022, approximately 93% of the shares represented at the meeting in person or by proxy and entitled to vote on the “say-on-pay” proposal (excluding broker non-votes) were voted in favor of the compensation of the Company’s Named Executive Officers as disclosed in the proxy statement for that meeting. The Compensation Committee considered this high level of shareholder support when determining the compensation for 2023, and decided not to make any significant changes to the structure of our compensation program. The Compensation Committee concluded that the Company’s compensation program should continue to emphasize the performance, alignment and retention objectives described herein.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, composed of independent directors, reviewed and discussed the Executive Compensation section with the Company’s management. Based on the review and discussion, the Compensation Committee recommended to the Board that the Executive Compensation section be included in this Proxy Statement.

This report furnished by the Compensation Committee:

Bruce N. Wilson, Chairperson

Sheri S. Cook

Jack W. Meigs

Aubrey S. Miller

Donna D. Smith

SUMMARY COMPENSATION TABLE

The following table sets forth, for the years ended December 31, 2022 and 2021, a summary of the compensation paid to or earned by the Named Executive Officers. Note that, as a “smaller reporting company” and pursuant to the rules of the SEC, the Company is providing compensation information for 2022 and 2021 for Mr. House, as the President and Chief Executive Officer of the Company and the Bank, and Mr. Elley and Mr. Mitchell, as the two most highly compensated executive officers of the Company other than Mr. House who were serving as executive officers at the end of 2022.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
James F. House (4)	2022	$375,000	$89,762	—	$253,125	$20,810	$738,697
President and Chief Executive Officer of the Company and the Bank	2021	353,625	32,040	—	182,761	21,924	590,350

Thomas S. Elley	2022	255,000	38,150	—	133,875	22,680	449,705
Senior Executive Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Assistant Secretary of the Company	2021	239,655	18,690	—	96,335	19,824	374,504

William C. Mitchell	2022	242,500	34,880	—	127,313	19,645	424,338
Senior Executive Vice President, Consumer Lending of the Bank	2021	232,703	18,690	—	103,899	18,719	374,011

(1)	The amounts presented in this column represent the grant date fair value of shares of restricted common stock, computed in accordance with Accounting Standards Codification (“ASC”) Topic 718.
(2)	The amounts presented in this column represent cash paid under the 2022 or 2021 cash incentive program, as applicable.
(3)	The following table describes each component in the “All Other Compensation” column for 2022 and 2021.

Name	Year	401(k) Contributions	Life Insurance Premiums	AD&D Insurance Premiums	Automobile	Cell Phone Fees	Other*	Total
James F. House	2022 2021	$12,200 11,600	$4,908 4,971	$54 64	$436 984	$1,170 1,170	$2,042 3,135	$20,810 21,924
Thomas S. Elley	2022 2021	12,200 11,328	564 564	96 96	7,200 6,666	1,170 1,170	1,450 —	22,680 19,824
William C. Mitchell	2022 2021	12,200 11,475	564 564	96 96	5,458 5,293	1,170 1,170	157 121	19,645 18,719

*

For Mr. House, this amount for 2022 includes $1,780 in club fees and $262 for a radio subscription fee and this amount for 2021 includes $2,660 in club fees and $475 for a radio subscription service fee. For Mr. Elley, this amount for 2022 represents $1,450 in club fees. For Mr. Mitchell, this amount represents a radio subscription service fee paid in 2022 and 2021.

(4)

Mr. House’s employment agreement sets forth the terms of his employment, including his minimum compensation. See the discussion under “Employment Agreement with Mr. House” for additional information about Mr. House’s current employment agreement.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information as of December 31, 2022, concerning outstanding equity awards previously granted to our Named Executive Officers:

	Option Awards						Stock Awards
Name of Executive	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares in Units of Stock That Have Not Vested (11)
James F. House	08/01/14	(1)	11,000	—	$8.10	07/31/24	—		—
	02/23/15	(2)	10,500	—	8.23	02/23/25	—		—
	02/24/16	(3)	11,000	—	8.30	02/24/26	—		—
	02/22/17	(4)	11,000	—	14.11	02/22/27	—		—
	02/12/18	(5)	9,900	—	11.71	02/12/28	—		—
	02/27/19	(6)	9,900	—	10.01	02/27/29	—		—
	02/26/20	(7)	6,133	3,067	11.94	02/26/30	—		—
	02/26/21		—	—	—	—	2,400	(8)	$20,832
	02/22/22						8,235	(9)	71,480
Thomas S. Elley	08/01/14	(1)	4,250	—	8.10	07/31/24	—		—
	02/23/15	(2)	5,900	—	8.23	02/23/25	—		—
	02/24/16	(3)	6,100	—	8.30	02/24/26	—		—
	02/22/17	(4)	7,000	—	14.11	02/22/27	—		—
	02/12/18	(5)	6,300	—	11.71	02/12/28	—		—
	02/27/19	(6)	6,300	—	10.01	02/27/29	—		—
	02/26/20		—	—	—	—	600	(10)	5,208
	02/26/21		—	—	—	—	1,400	(8)	12,152
	02/22/22						3,500	(9)	30,380
William C. Mitchell	08/01/14	(1)	7,500	—	8.10	07/31/24	—		—
	02/23/15	(2)	6,500	—	8.23	02/23/25	—		—
	02/24/16	(3)	6,800	—	8.30	02/24/26	—		—
	02/22/17	(4)	7,000	—	14.11	02/22/27	—		—
	02/12/18	(5)	5,100	—	11.71	02/12/28	—		—
	02/27/19	(6)	5,600	—	10.01	02/27/29	—		—
	02/26/20		—	—	—	—	600	(10)	5,208
	02/26/21		—	—	—	—	1,400	(8)	12,152
	02/22/22						3,200	(9)	27,776

(1)	Options granted in August 2014 vested immediately upon issuance.
(2)	Options granted in February 2015 vested on the first anniversary of the grant date.
(3)	Options granted in February 2016 vested in equal increments on the first three anniversaries of the grant date.
(4)	Options granted in February 2017 vested in equal increments on the first three anniversaries of the grant date.
(5)	Options granted in February 2018 vested in equal increments on the first three anniversaries of the grant date.
(6)	Options granted in February 2019 vested in equal increments on the first three anniversaries of the grant date.
(7)	Options granted in February 2020 vest in equal increments on the first three anniversaries of the grant date.

(8)	The amount represents restricted shares of common stock granted under the 2013 Incentive Plan on February 26, 2021, that vest in equal increments on the first three anniversaries of the issue date.
(9)	The amount represents restricted shares of common stock granted under the 2013 Incentive Plan on February 22, 2022, that vest in equal increments on the first three anniversaries of the issue date.
(10)	The amount represents restricted shares of common stock granted under the 2013 Incentive Plan on February 26, 2020, that vest in equal increments on the first three anniversaries of the issue date.
(11)

The amount represents the product of $8.68, which was the closing price for a share of our common stock reported by Nasdaq on December 30, 2022 (the last trading day of 2022), and the number of unvested shares of restricted stock reflected in the table for the corresponding award.

Employment Agreement with Mr. House

On December 19, 2013, Mr. House entered into an Amended and Restated Executive Employment Agreement (the “2013 Employment Agreement”) with the Company and the Bank, which became effective on January 1, 2014, and replaced the employment agreement entered into by Mr. House with the Company and the Bank on November 7, 2011, when Mr. House first began serving as President and Chief Executive Officer of the Company and the Bank.

The initial term of the 2013 Employment Agreement was three years, with an additional year added to the term on each anniversary of the effective date, unless one of the parties provides notice of its intention not to extend the term. The 2013 Employment Agreement provides that Mr. House will be paid and eligible for the following compensation, among other employee benefits: an annual base salary of $313,384, subject to increase by the Board (which annual base salary was first increased by the Board at its November 2015 meeting); term life insurance coverage in the amount of $250,000; the use of a Company-owned automobile and reimbursement of reasonable expenses in operating such automobile; temporary housing in Thomasville, Alabama; and reimbursement of ordinary and reasonable expenses incurred in the performance of his duties as Chief Executive Officer and President of the Company and the Bank. In addition, for each year of the term of the 2013 Employment Agreement, Mr. House will be eligible to receive an annual long-term incentive award of up to 5,000 shares of the Company’s common stock, options to purchase up to 10,000 shares of the Company’s common stock, or some combination of the foregoing. The agreement also contains non-compete and confidentiality restrictions. Specifically, Mr. House is prohibited from competing with the Company or the Bank for two (2) years following the termination of his employment and from disclosing confidential and proprietary information for a period of three (3) years after the termination of his employment.

Under the terms of the 2013 Employment Agreement, Mr. House is entitled to certain payments and benefits if his employment terminates due to his retirement, death or involuntary termination, or if his termination is related to a change in control of the Company or the Bank. In the event that Mr. House’s employment terminates due to his death or disability, or Mr. House terminates his employment for any reason other than “good reason,” he is entitled to any accrued and unpaid base salary earned through the date of termination and all vested amounts payable and vested benefits accrued under any otherwise applicable plan, policy, program or practice in which Mr. House was a participant. If Mr. House is involuntarily terminated without “cause” or Mr. House terminates his employment for “good reason,” he is entitled to (i) a lump sum cash payment within thirty (30) days following his termination in an amount equal to the greater of either one (1) times his base salary then in effect or the amount of the base salary that otherwise would have been payable to Mr. House for the remainder of the term and (ii) reimbursement for any premiums paid by Mr. House for COBRA health continuation coverage, subject to limitations in the agreement. In the event of a change in control, Mr. House is not entitled to any payment unless he is terminated or he terminates his employment within six (6) months following the change in control. If Mr. House is terminated without “cause” or if he terminates his employment for “good reason” during the six (6) months following a change in control, he is entitled to a lump sum cash payment within thirty (30) days following his termination in an amount equal to two hundred ninety-nine percent (299%) of his “base amount,” as defined in Section 280G(b)(3)(A) of the Internal Revenue Code of 1986, as amended, subject to all applicable withholdings.

Internal Revenue Code Section 409A imposes significant taxes on an executive officer in the event that he receives deferred compensation that does not satisfy certain statutory and regulatory requirements in accordance with Internal Revenue Code Section 409A. However, it is the intent of the Company and the Bank that the amounts payable to Mr. House under the employment agreement comply with or are exempt from Section  409A.

Potential Payments Upon Termination or Change in Control

Mr. House’s 2013 Employment Agreement contains severance provisions pursuant to which Mr. House is entitled to certain payments or benefits in the event that his employment is terminated without “cause” or for “good reason.” See the discussion under “Employment Agreement with Mr. House” for additional information.

In addition, on May 20, 2014, the Company entered into Change in Control Agreements with its executive officers, including Mr. Elley, and on February 22, 2021, the Company entered into an Amended and Restated Change in Control Agreement with Mr. Mitchell. Subsequently, on March 1, 2022, the Company entered into an Amended and Restated Change in Control Agreement with certain of its executive officers, including Mr. Elley, and a Second Amended and Restated Change in Control Agreement with Mr. Mitchell (collectively, the “Amended CIC Agreements”). Each of the Amended CIC Agreements provides for an eighteen-month period following a “change in control” (as defined in the Amended CIC Agreements) during which the executive officer will be, upon experiencing a “qualifying termination of employment” (as defined in the Amended CIC Agreements), entitled to a one-time lump sum payment by the Company in an amount equal to two hundred percent (200%) of the sum of (A) the executive officer’s annual base salary in effect as of the date of termination plus (B) the executive officer’s target bonus opportunity under the cash incentive program in effect for the year at issue (the “Severance Benefit”), a pro rata share of the executive officer’s target bonus for the year in which termination occurs, and the reimbursement by the Company of health insurance continuation expenses incurred by the executive officer, in addition to any rights and welfare benefits provided to the executive officer under any plans and programs upon termination of employment. In the event that the executive officer’s employment is terminated as a result of such officer’s voluntary resignation without “good reason” (as defined in the Amended CIC Agreements) within six months after a change in control, the executive officer will be entitled to the same payments described above, except that the one-time lump sum payment will be equal to one hundred percent (100%) of the executive officer’s Severance Benefit. Each of the Amended CIC Agreements also provides that, during the employment period and for a period of two years following termination of employment, the executive officer will be bound by covenants not to compete and not to solicit customers or employees; provided, however, that the non-competition provisions of the Amended CIC Agreements will apply only if the executive officer is entitled to the one-time lump sum payment described above; and, provided further, that if the executive officer is entitled to a lump sum payment equal to only one hundred percent (100%) of the Severance Benefit, the non-competition provisions of the Amended CIC Agreements will endure for only one year.

Pursuant to the restricted stock award agreements under the 2013 Incentive Plan (each a “Restricted Stock Award Agreement”), if an officer’s Continuous Service (as defined in the 2013 Incentive Plan) terminates due to death, disability or retirement (as defined in the Restricted Stock Award Agreement), 100% of the unvested restricted stock shall vest as of the date of such termination. If the Continuous Service terminates for any reason other than death, disability or retirement, any unvested restricted stock shall be automatically forfeited upon such termination. Pursuant to the 2013 Incentive Plan, in the event of a Change in Control (as defined in the 2013 Incentive Plan) the Restricted Period (as defined in the 2013 Incentive Plan) shall expire immediately with respect to 100% of the shares of restricted stock, subject to the discretion of the Compensation Committee.

Pursuant to the nonqualified stock option agreements under the 2013 Incentive Plan (each an “Option Agreement”), in the case of termination due to disability, any unvested portion of the option shall become fully vested on the date of termination and the officer (or, in certain circumstances, his personal representative) may exercise the vested option at any time prior to the Expiration Date (as defined in the Option Agreement). In the case of termination due to death, any unvested portion of the option shall become fully vested on the date of death, and the vested option may be exercised by the officer’s estate, by a person who acquired the right to exercise the option by bequest or inheritance, or by a person designated pursuant to the Option Agreement at any time prior to the Expiration Date. In the case of termination due to retirement (as defined in the Option Agreement), any unvested portion of the option shall become fully vested on the date of retirement and the officer may exercise the vested option at any time prior to the Expiration Date. In the case of termination other than for disability, death or retirement, the officer may exercise the vested portion of the option, but only within such period of time ending on the earlier of (a) the date three months following the termination of the officer’s continuous service or (b) the Expiration Date; provided, however, that in the case of termination for Cause (as defined in the 2013 Incentive Plan), the option (whether vested or unvested) shall immediately terminate and cease to be exercisable. In the case of a Change in Control, the option shall become immediately vested and exercisable with respect to 100% of the shares subject to the option, subject to the discretion of the Compensation Committee.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)(3)	Value of Initial Fixed $100 Investment Based on TSR (4)	Net Income (in thousands)
2022	$738,697	$715,596	$437,022	$426,944	$98.86	$6,864
2021	590,350	610,988	374,258	383,402	118.68	4,451

(1)

The PEO for 2022 and 2021 was James F. House. The non-PEO NEOs for 2022 and 2021 were Thomas S. Elley (Senior Executive Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Assistant Secretary) and William C. Mitchell (Senior Executive Vice President, Consumer Lending of the Bank).

(2)

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)

Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. To calculate the amounts of Compensation Actually Paid to the PEO in each of 2022 and 2021, the following adjustments were made to the PEO’s Summary Compensation Table Total for each respective year:

a.	Fiscal Year 2022:

i.	We deducted $89,762 reported in the Summary Compensation Table, reflecting the grant date fair value of 8,235 shares of restricted stock granted to the PEO in fiscal year 2022;

ii.	we added $71,480, reflecting the fair value of such shares of restricted stock as of the end of fiscal year 2022;

iii.

we deducted $7,511, reflecting the change in the fair value during fiscal year 2022 of 2,400 shares of restricted stock and 3,067 options granted to the PEO before fiscal year 2022 that were outstanding and unvested as of the end of fiscal year 2022; and

iv.

we added $2,692, reflecting, as of the applicable vesting date, the change in the fair value during fiscal year 2022 of 1,200 shares of restricted stock and 6,367 options granted to the PEO before fiscal year 2022 that vested during fiscal year 2022.

b.	Fiscal Year 2021:

i.	We deducted $32,040 reported in the Summary Compensation Table, reflecting the grant date fair value of 3,600 shares of restricted stock granted to the PEO in fiscal year 2021;

ii.	we added $38,052, reflecting the fair value of such shares of restricted stock as of the end of fiscal year 2021;

iii.

we added $12,557, reflecting the change in the fair value during fiscal year 2021 of 9,434 options granted to the PEO before fiscal year 2021 that were outstanding and unvested as of the end of fiscal year 2021; and

iv.

we added $2,070, reflecting, as of the applicable vesting date, the change in the fair value during fiscal year 2021 of 9,666 options granted to the PEO before fiscal year 2021 that vested during fiscal year 2021.

To calculate the amounts of Compensation Actually Paid, on average, to our non-PEO NEOs in each of 2022 and 2021, the following adjustments were made to the Average Summary Compensation Table Total for Non-PEO NEOs for each respective year:

a.	Fiscal Year 2022:

v.	We deducted $36,515 reported in the Summary Compensation Table, reflecting the average grant date fair value of restricted stock granted to the non-PEO NEOs in fiscal year 2022;

vi.	we added $29,078, reflecting the average fair value of such restricted stock as of the end of fiscal year 2022;

vii.

we deducted $3,780, reflecting the average change in the fair value during fiscal year 2022 of restricted stock granted to the non-PEO NEOs before fiscal year 2022 that were outstanding and unvested as of the end of fiscal year 2022; and

viii.

we added $1,139, reflecting, as of the applicable vesting date, the average change in the fair value during fiscal year 2022 of restricted stock and options granted to the non-PEO NEOs before fiscal year 2022 that vested during fiscal year 2022.

b.	Fiscal Year 2021:

ix.	We deducted $18,690 reported in the Summary Compensation Table, reflecting the average grant date fair value of restricted stock granted to the non-PEO NEOs in fiscal year 2021;

x.	we added $22,197, reflecting the average fair value of such restricted stock as of the end of fiscal year 2021;

xi.

we added $4,577, reflecting the average change in the fair value during fiscal year 2021 of restricted stock and options granted to the non-PEO NEOs before fiscal year 2021 that were outstanding and unvested as of the end of fiscal year 2021; and

xii.

we added $1,060, reflecting, as of the applicable vesting date, the average change in the fair value during fiscal year 2021 of restricted stock and options granted to the non-PEO NEOs before fiscal year 2021 that vested during fiscal year 2021.

(4)

The values disclosed in this TSR column represent the measurement period value of an investment of $100 in our common stock as of December 31, 2020, and then valued again on each of December 31, 2021 and December 31, 2022. Historical stock performance is not necessarily indicative of future stock performance.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the two most recently completed fiscal years.

DIRECTOR COMPENSATION

In establishing director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company and the skill level required by the Company of members of the Board, as well as the importance of attracting and retaining qualified candidates to serve on the Board.

Fees

Each of the non-employee directors of the Company receives a $24,000 annual retainer for service as a director. The non-executive Chairperson of the Board receives an additional $10,000 annual retainer. The Chairpersons of the committees of the Board receive additional retainer fees as follows: $7,500 annually for the Chairperson of the Audit Committee and $5,000 annually for the Chairperson of each of the following Board committees: the Asset/Liability Committee; the Compensation Committee; the Directors’ Loan Committee; the Executive Committee; the Nominating and Corporate Governance Committee; the Information Technology Steering Committee; and the Retail Operations Compliance Committee. In addition, each non-employee director who chairs the board of a Company subsidiary receives $5,000 annually. The non-employee members of the Board of Directors of Acceptance Loan Company, Inc., the Bank’s subsidiary, include Robert Stephen Briggs and John C. Gordon.

Equity Compensation

Our directors are eligible to participate in the 2013 Incentive Plan, under which they may receive grants of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other types of equity awards designed to align the interests of the directors with those of the Company’s shareholders. Pursuant to the First US Bancshares, Inc. Equity-Based Awards Grant Policy, the Compensation Committee determined the level of annual equity-based grants to be awarded with consideration given to each director’s level of responsibility and total compensation as well as the value of any benefits to which a director is entitled under any retirement agreement with the Company, as discussed below.

On February 22, 2022, the Compensation Committee awarded a total of 9,803 shares of restricted stock to our directors. The shares vested in full on the first anniversary of the grant date and, therefore, are no longer restricted. During the restricted period, the directors were entitled to vote and receive dividends with respect to their shares of common stock but could not transfer the shares, outside of certain narrow exceptions. The value of the grant of restricted stock to each director is set forth in the “2022 Director Compensation Table” below.

On February 22, 2023, the Board adopted the 2023 Incentive Plan, as described in more detail in Proposal 2 of this Proxy Statement, which is subject to shareholder approval at the Annual Meeting. If approved by the shareholders at the Annual Meeting, the Compensation Committee intends to grant all future incentive awards under the 2023 Incentive Plan and no additional grants will be made under the 2013 Incentive Plan.

Stock Ownership Guidelines for Non-Employee Directors

We believe that it is important for our directors to have a financial stake in the Company, and we have adopted formal stock ownership guidelines for non-employee directors. Under the ownership guidelines, which are set forth in our corporate governance standards and guidelines, the Board has specified a requirement that non-employee directors must own at least 400 shares of the Company’s common stock. The guidelines further direct that each non-employee director should develop a meaningful ownership position in the Company over time. During 2022, all of our non-employee directors were in compliance with the ownership guidelines. Additional information regarding the beneficial stock ownership of our non-employee directors can be found in the “Security Ownership of Certain Beneficial Owners and Management” table contained herein.

Director Retirement Agreements

In order to encourage the members of the Board to continue to serve as directors of the Company, we entered into director retirement agreements with each of our non-employee directors who joined the Board prior to 2013. The director retirement agreements are nonqualified deferred compensation arrangements that are designed to motivate the directors to serve on the Board until their retirement.

We initially entered into the director retirement agreements in 2002 with each member of the Board at that time, including current directors Gordon, Meigs and Wilson. In their original form, these agreements promised each director a benefit to be paid annually for ten years, generally beginning on the later of the date on which the director reached age 70 or the date on which the director terminated service as a director. The amount of the benefit was initially set at $12,000 in September 2002 and was scheduled to increase by 3% each year until the director reached age 70 or his or her service as a director was terminated. The benefit was to be reduced if the director retired from the Board before age 70 or terminated service as a director due to a disability before age 70.

The director retirement agreements provide a change in control benefit. We believe that the interests of the Company’s shareholders will be best served if the interests of our directors are aligned with the shareholders’ interests. Therefore, the director retirement agreements provide that, if a director is terminated following a change in control of the Company or a change in control of the Bank, we will pay the director annually for ten years, beginning at age 70, an amount equal to the maximum benefit that he or she would have been entitled to receive had the director terminated service as a director at age 70.

The director retirement agreements are subject to Internal Revenue Code Section 409A. On November 20, 2008, the Company and the Bank entered into amendments to the director retirement agreements for each director at the time, the purpose of which was to ensure that the terms of the director retirement agreements comply with Internal Revenue Code Section 409A so that the directors would avoid potential negative tax consequences. The amendments to the director retirement agreements did not materially change the scope or amount of benefits to which the directors are entitled but may affect the time and form of payment of such benefits. The director retirement agreement entered into by the director joining the Board subsequent to the November 2008 amendments but prior to 2013 (current director McPhearson) complies with Section 409A.

On January 25, 2017, the agreements with current directors Gordon, Meigs and Wilson were again amended to reflect the increase in the mandatory retirement age for Board members from age 70 to age 75. Specifically, the 2017 amendment clarified that the annual increases in the amount of the annual benefit payable pursuant to the agreement will terminate at the end of the plan year (commencing on September 1 and ending on August 31) immediately preceding the date of the first meeting of shareholders of the Company at which directors are elected, following the date on which the director reaches the mandatory retirement age set forth in the Company’s Bylaws. No amendment was required to the agreement with current director McPhearson to reflect this clarification.

Equalization Stipend

Directors who joined the Board in 2013 or later have not entered into director retirement agreements. In order to alleviate pay discrepancies between directors who entered into director retirement agreements and those who did not, as well as to more equitably align the pay structure of all directors, in 2021 and 2022, an “equalization stipend” was paid in cash. This stipend served to fairly equalize the combination of all Board fees, stock awards, and changes in the accumulated benefit accruing under the director retirement agreements.

Deferral Plan

Non-employee directors may elect to defer payment of all or any portion of their fees earned as directors under the First US Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan (the “Deferral Plan”). The Deferral Plan, which was ratified at the Annual Meeting of the Company’s shareholders held on May 11, 2004, permits non-employee directors to invest their directors’ fees and to receive the adjusted value of the deferred amounts in cash and/or shares of the Company’s common stock. If the deferred amounts are invested in share units, the return is determined as if such funds had been invested in the Company’s common stock, and, if the deferred amounts are invested in cash, the return is calculated at an interest rate equal to the 30-Day London Interbank Offered Rate (LIBOR) plus 75 basis points. Deferred amounts generally are distributed to a director at the termination of such individual’s service as a director of the Company, either in a lump sum payment or in annual installment payments. During 2022, three of our ten non-employee directors (Messrs. Gordon and Hale and Ms. Cook) deferred some or all of their directors’ fees under the Deferral Plan.

2022 Director Compensation Table

The following table provides information regarding compensation earned by or paid to the Company’s non-employee directors in 2022.

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Option Awards (4)	Nonqualified Deferred Compensation (5)	All Other Compensation (6)	Total
Andrew C. Bearden	$10,500	$251	—	$5,947	—	$16,698
Robert Stephen Briggs	50,099	22,890	—	—	$410	73,399
Sheri S. Cook	40,103	16,350	—	—	—	56,453
John C. Gordon	34,373	491	—	22,005	693	57,562
David P. Hale	40,013	16,350	—	—	1,469	57,832
Marlene M. McCain	39,474	16,350	—	—	1,309	57,133
J. Lee McPhearson	32,390	491	—	23,572	1,405	57,858
Jack W. Meigs	28,925	491	—	22,034	488	51,938
Aubrey S. Miller	35,099	16,350	—	—	44	51,493
Donna D. Smith	40,103	16,350	—	—	—	56,453
Bruce N. Wilson	29,004	491	—	26,958	659	57,112

(1)

Mr. Bearden did not stand for re-election at the 2022 Annual Meeting of Shareholders. Although Mr. House serves on the Board in addition to his service as President and Chief Executive Officer of the Company and the Bank, he currently receives no additional fees for his service on the Board; therefore, no additional information with respect to Mr. House is presented in this table.

(2)

As described above, certain of our non-employee directors deferred all or a portion of their director fees pursuant to the Deferral Plan in 2022. The amounts in this column include the equalization stipend described above with respect to each director.

(3)

The amounts presented in this column represent the fair value of the shares of restricted common stock granted to the directors on the date of grant in accordance with ASC Topic 718. As of December 31, 2022, the aggregate number of unvested shares of restricted stock for each director was as follows: for Mr. Briggs, 2,100 shares; for Ms. Cook, 1,500 shares; for Mr. Gordon, 45 shares; for Mr. Hale, 1,500 shares; for Ms. McCain, 1,500 shares; for Mr. McPhearson, 45 shares; for Mr. Meigs, 45 shares; for Mr. Miller, 1,500 shares; for Ms. Smith, 1,500 shares; and for Mr. Wilson, 45 shares.

(4)

As of December 31, 2022, the aggregate number of outstanding, unexercised options for each director was as follows: for Mr. Briggs, 6,000 options; for Ms. Cook, 6,000 options; for Mr. Gordon, 4,500 options; for Mr. Hale, 0 options; for Ms. McCain, 0 options; for Mr. McPhearson, 4,500 options; for Mr. Meigs, 4,500 options; for Mr. Miller, 6,000 options; for Ms. Smith, 6,000 options; and for Mr. Wilson, 4,500 options. No new options were granted to any of our non-employee directors during 2021 or 2022.

(5)

This column represents the change in the present value of a director’s accumulated benefit under his or her director retirement agreement in 2022. The change in present value of certain agreements was impacted by reductions in discount rate assumptions used in the calculation of present value.

(6)

This column reflects reimbursements for mileage and related expenses paid to certain non-employee directors who traveled outside their county of residence to attend any Board or committee meeting and are reimbursed for mileage.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Bruce N. Wilson, Chairperson, Sheri S. Cook, Jack W. Meigs, Aubrey S. Miller and Donna D. Smith. Pursuant to the Compensation Committee’s charter, Mr. House, Chief Executive Officer and President of the Company, is permitted to be present at meetings during which executive compensation other than for himself is under review and consideration. No member of the Compensation Committee nor director during 2022 was an executive officer of another company with a board of directors that has a comparable committee on which one of our executive officers serves on either the board of directors or the comparable compensation committee. No member of our Compensation Committee during 2022 had any relationships requiring disclosure under Item 404 of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 8, 2023, no person was known to management to be the beneficial owner of more than 5% of the Company’s outstanding common stock. The following table sets forth the number and percentage of outstanding shares of the Company’s common stock beneficially owned as of March 8, 2023, by (i) the Named Executive Officers; (ii) each director and director nominee of the Company and (iii) all current executive officers and directors of the Company as a group.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)	PERCENT OF CLASS
Robert Stephen Briggs(2)	68,439	1.16%
Sheri S. Cook(3)	17,558	*
Thomas S. Elley(4)	57,100	*
John C. Gordon(5)	183,063	3.11%
David P. Hale(6)	26,414	*
James F. House(7)	156,658	2.64%
Marlene M. McCain(8)	3,410	*
J. Lee McPhearson(9)	27,686	*
Jack W. Meigs(10)	10,294	*
Aubrey S. Miller(11)	13,767	*
William C. Mitchell(12)	57,528	*
Donna D. Smith(13)	15,767	*
Bruce N. Wilson(14)	20,148	*

All current directors and executive officers as a group (15 persons)	759,704	12.31%

*	Represents less than 1% of the outstanding shares.
(1)

Unless otherwise indicated, the named person has sole voting and sole investment power for the shares indicated. “Percent of class” is based on (i) 5,869,391 shares of the Company’s common stock outstanding, (ii) 67,132 shares of common stock equivalents held in the Deferral Plan that may be acquired by certain directors within 60 days and (iii) 235,450 shares of common stock that may be acquired by certain directors and executive officers within 60 days pursuant to the exercise of vested stock options. For each individual included in the table above, “Percent of Class” is calculated by dividing the number of shares beneficially owned by such person by the sum of (i) 5,869,391 shares of common stock outstanding and (ii) the number of additional shares of common stock that such person has the right to acquire within 60 days, if any. For “All current directors and executive officers as a group,” “Percent of Class” is calculated by dividing the total number of shares beneficially owned by all 15 persons by the sum of (i) the total number of shares outstanding and (ii) the total number of shares that the members of the group have the right to acquire within 60 days. The percentages in this table have been rounded to the nearest tenth. The Company currently has 10,000,000 shares of common stock, par value $0.01 per share, authorized for issuance.

(2)

Includes (i) 15,431 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Briggs may acquire beneficial ownership within 60 days, (ii) 6,000 shares of common stock underlying options that are exercisable within 60 days, (iii) 2,100 shares of unvested restricted common stock with respect to which Mr. Briggs has voting rights and (iv) 2,500 shares held in the individual retirement account of Mr. Briggs’s spouse.

(3)

Includes (i) 3,791 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Ms. Cook may acquire beneficial ownership within 60 days, (ii) 6,000 shares of common stock underlying options that are exercisable within 60 days and (iii) 1,500 shares of unvested restricted common stock with respect to which Ms. Cook has voting rights.

(4)

Includes (i) 35,850 shares of common stock underlying options that are exercisable within 60 days and (ii) 7,334 shares of unvested restricted common stock with respect to which Mr. Elley has voting rights.

(5)

Includes (i) 10,560 shares held jointly with Mr. Gordon’s spouse, (ii) 20,922 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Gordon may acquire beneficial ownership within 60 days, (iii) 4,500 shares of common stock underlying options that are exercisable within 60 days and (iv) 650 shares of unvested restricted common stock with respect to which Mr. Gordon has voting rights.

(6)

Includes (i) 10,490 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Dr. Hale may acquire beneficial ownership within 60 days and (ii) 1,500 shares of unvested restricted common stock with respect to which Dr. Hale has voting rights.

(7)

Includes (i) 22,022 shares held in the 401(k) Plan, (ii) 72,500 shares of common stock underlying options that are exercisable within 60 days, and (iii) 14,990 shares of unvested restricted common stock with respect to which Mr. House has voting rights.

(8)	Includes 1,500 shares of unvested restricted common stock with respect to which Ms. McCain has voting rights.
(9)

Includes (i) 11,673 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. McPhearson may acquire beneficial ownership within 60 days, (ii) 4,500 shares of common stock underlying options that are exercisable within 60 days, (iii) 650 shares of unvested restricted common stock with respect to which Mr. McPhearson has voting rights and (iv) 3,000 shares owned by Mr. McPhearson’s spouse, with respect to which Mr. McPhearson disclaims beneficial ownership.

(10)

Includes (i) 1,153 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Meigs may acquire beneficial ownership within 60 days, (ii) 4,500 shares of common stock underlying options that are exercisable within 60 days, (iii) 650 shares of unvested restricted common stock with respect to which Mr. Meigs has voting rights and (iv) 2,413 shares held jointly with Mr. Meigs’ spouse.

(11)

Includes (i) 6,000 shares of common stock underlying options that are exercisable within 60 days and (ii) 1,500 shares of unvested restricted common stock with respect to which Mr. Miller has voting rights.

(12)

Includes (i) 7,928 shares held in the 401(k) Plan, (ii) 38,500 shares of common stock underlying options that are exercisable within 60 days, and (iii) 6,834 shares of unvested restricted common stock with respect to which Mr. Mitchell has voting rights.

(13)

Includes (i) 6,000 shares of common stock underlying options that are exercisable within 60 days and (ii) 1,500 shares of unvested restricted common stock with respect to which Ms. Smith has voting rights.

(14)

Includes (i) 3,672 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Wilson may acquire beneficial ownership within 60 days, (ii) 4,500 shares of common stock underlying options that are exercisable within 60 days, and (iii) 650 shares of unvested restricted common stock with respect to which Mr. Wilson has voting rights.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of five directors who are independent directors as defined under the applicable Nasdaq listing rules and the SEC rules currently in effect.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2022.

•

We have discussed with the independent auditors, Carr, Riggs & Ingram, LLC, the matters required to be discussed with the independent auditors by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

•

We have received the written disclosures and the letter from the independent auditors, Carr, Riggs & Ingram, LLC, required by applicable requirements of the PCAOB regarding Carr, Riggs & Ingram, LLC’s communications with the Audit Committee concerning independence and have discussed with Carr, Riggs & Ingram, LLC its independence. We concluded that the provision of non-financial audit services was compatible with Carr, Riggs & Ingram, LLC’s independence in performing financial audit services.

Based on the review and discussions referred to above, we recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

It should be noted that management is responsible for the Company’s financial reporting process, including its system of internal controls, and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements. Our responsibility is to monitor and review this process. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

This report furnished by the Audit Committee:

Marlene M. McCain, Chairperson

Robert Stephen Briggs

J. Lee McPhearson

Jack W. Meigs

Aubrey S. Miller

PROPOSAL 2

APPROVAL OF THE FIRST US BANCSHARES, INC. 2023 INCENTIVE PLAN

Introduction

On February 22, 2023, the Board of Directors adopted, subject to approval by the shareholders at the Annual Meeting, the First US Bancshares, Inc. 2023 Incentive Plan (the “2023 Incentive Plan”) to replace the First US Bancshares 2013 Incentive Plan, as amended in 2019 (the “2013 Incentive Plan”). The purposes of the 2023 Incentive Plan are to (a) enable the Company and its affiliates, including the Bank, to attract and retain the types of employees, directors and consultants who will contribute to the long term success of the Company; (b) provide incentives that align the interests of employees, directors and consultants with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

Our authority to make stock-based awards under the 2013 Incentive Plan expired by its terms on March 22, 2023, the tenth anniversary of its adoption. We believe that it is critical for us to continue to be able to award stock-based incentive compensation to key employees, directors and consultants. If we are unable to adopt a new incentive plan, we may need to consider compensation alternatives for 2023 and beyond that do not include equity compensation.

Accordingly, the Board of Directors believes it is advisable to adopt a new comprehensive incentive plan to succeed the 2013 Incentive Plan. If the 2023 Incentive Plan is approved, 605,000 shares of common stock, plus the number of shares underlying any award granted under the 2013 Incentive Plan that expires, terminates or is cancelled or forfeited under the terms of such plan, will be available for issuance under the 2023 Incentive Plan. In setting the number of shares issuable under the 2023 Incentive Plan, the Compensation Committee and the Board considered a number of factors, including the Company’s historical grant practices, expected “shareholder value transfer,” and potential dilution. Information relevant to determining the number of shares issuable under the 2023 Incentive Plan is set forth below, which information is dated March 8, 2023:

Total shares of the Company’s common stock outstanding	5,869,391
Total shares subject to outstanding awards under all incentive plans:	509,978
Appreciation awards (stock options and SARs)	419,650	(1)
Full-value awards (restricted stock)	90,328
Total number of shares available for grant under all incentive plans	206,044	(2)

(1)	The weighted average exercise price of all appreciation awards is $9.79 and the weighted average remaining term of all appreciation awards is 3.43 years.
(2)	As disclosed above, the 2013 Incentive Plan expired by its terms on March 22, 2023, so these shares are no longer available for issuance.

Shares with respect to all grants outstanding under the 2013 Incentive Plan will remain outstanding under the 2023 Incentive Plan and will continue to be subject to the terms of the 2013 Incentive Plan’s design and the terms of the respective award agreements. No awards were granted under the 2013 Incentive Plan from the Board’s adoption of the 2023 Incentive Plan on February 22, 2023 through the expiration of the 2013 Incentive Plan on March 22, 2023. Any awards granted under the 2023 Incentive Plan between March 8, 2023 and the date that the shareholders approve the 2023 Incentive Plan will be granted subject to such shareholder approval and will count against the number of shares available for issuance under the 2023 Incentive Plan. In the event that our shareholders do not approve the 2023 Incentive Plan, the 2023 Incentive Plan and any awards granted under such plan prior to such approval will not become effective. The 2023 Incentive Plan, if approved, will expire in 2033.

A summary of the principal features of the 2023 Incentive Plan is provided below. The summary is qualified in its entirety by reference to the full text of the 2023 Incentive Plan, which is attached as Appendix A to this Proxy Statement.

General

A number of award types are available under the 2023 Incentive Plan, including incentive stock options, nonqualified stock options, stock appreciation rights, restricted awards and performance share awards. No determinations have been made to date with respect to the types or amounts of awards that may be granted to specific individuals pursuant to the 2023 Incentive Plan.

Eligibility

Persons eligible to participate in the 2023 Incentive Plan include all employees, directors and consultants of the Company and our affiliates, including the Bank, and such other individuals designated by the Committee who are reasonably expected to become employees, directors and consultants upon the receipt of awards under the 2023 Incentive Plan. Currently, approximately 41 persons are eligible to participate in the 2023 Incentive Plan.

Administration

Except as may otherwise be determined by the Board, the 2023 Incentive Plan will be administered by the Compensation Committee of the Board. The Compensation Committee has the authority to, subject to the terms of the 2023 Incentive Plan, the Compensation Committee’s charter and applicable laws, among other things, determine when awards are to be granted under the 2023 Incentive Plan, determine the participants to whom awards shall be granted, and prescribe the terms and conditions of such awards. The Compensation Committee may delegate administration of the 2023 Incentive Plan to a committee or committees of one or more members of the Board, provided, however, that such committee must consist of two or more non-employee directors, pursuant to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, unless otherwise determined by the Board.

Shares Available

A total of 605,000 shares of the Company’s common stock, plus the number of shares underlying any award granted under the 2013 Incentive Plan that expires, terminates or is cancelled or forfeited under the terms of such plan, are reserved for issuance under the 2023 Incentive Plan, all of which may, in the Compensation Committee’s discretion, be granted as incentive stock options. Shares of common stock available for distribution under the 2023 Incentive Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner. Any shares of common stock subject to an award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the 2023 Incentive Plan. In the event of changes in the outstanding common stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction (such as any recapitalization, reorganization, merger, consolidation, combination or exchange) or any other relevant change in capitalization occurring after the date of grant of an award under the 2023 Incentive Plan, awards granted under the 2023 Incentive Plan and any award agreements, the exercise price of options and stock appreciation rights, the maximum number of shares of common stock subject to all awards as provided in the 2023 Incentive Plan and the maximum number of shares of common stock with respect to which any one person may be granted awards during any period stated in the 2023 Incentive Plan will be equitably adjusted or substituted as to the number, price or kind of a share of common stock or other consideration subject to such awards, to the extent necessary to preserve the economic intent of the award.

Types of Awards Available

•

Options – The 2023 Incentive Plan provides for the grant of incentive stock options and nonqualified stock options. In general, the exercise price of an option may not be less than 100% of the fair market value of the Company’s common stock on the date of the grant, and no options granted under the plan may be exercisable after the expiration of ten years from the date of grant of the award. Options will vest and become exercisable as the Compensation Committee deems appropriate. The exercise price may be paid in various ways, including by payment of cash, a stock-for-stock exchange, a broker-assisted cashless exercise or a net exercise.

•

Stock Appreciation Rights – The 2023 Incentive Plan provides for the grant of stock appreciation rights, either alone, as free-standing stock appreciation rights, or in tandem with an option, as related stock appreciation rights. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of the Company’s common stock on the date of the grant, and a related stock appreciation right must have the same exercise price as the related option. No stock appreciation rights may be exercisable after the expiration of ten years from the date of grant of the award. Stock appreciation rights will vest and become exercisable as the Compensation Committee deems appropriate. The consideration payable upon exercise of a stock appreciation right shall be paid in cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, as determined in the sole discretion of the Compensation Committee.

•

Restricted Stock and Restricted Stock Units – The 2023 Incentive Plan provides for the grant of restricted stock or restricted stock units. Such awards may not be sold, assigned, transferred or otherwise disposed of or pledged as collateral or security during the restricted period, which restricted period begins on the date of grant of the award and ends at the time or times set forth on a schedule established by the Compensation Committee. A holder of restricted stock generally shall have the rights and privileges of a shareholder as to such restricted stock, including the right to vote such restricted stock and the right to receive dividends. At the discretion of the Compensation Committee, restricted stock units may be credited with cash and stock dividends paid by the Company in respect of one share of the Company’s common stock, which will not be paid until the restricted stock unit is settled, subject to such awards settling (if any).

•

Performance Share Awards – The 2023 Incentive Plan provides for the grant of performance shares, which represent the right to receive shares of the Company’s common stock based upon the achievement, or level of achievement, of performance goals during a performance period, as determined by the Compensation Committee at the time of grant of a performance share award. No payout or issuance of shares of common stock will be made with respect to any performance share award except upon written certification by the Compensation Committee that the minimum threshold performance goal(s) have been achieved. Dividend equivalents will not be paid until the performance share award is earned, but dividend equivalents may be credited with respect to such awards, with payment subject to such awards actually vesting (if any).

Amendment and Termination

The Board may, at any time, and from time to time, amend or terminate the 2023 Incentive Plan; provided, however, that, no amendment will be effective unless approved by the shareholders as may be required by applicable laws, stock exchange rules or other regulations. The 2023 Incentive Plan will automatically terminate on February 22, 2033.

Federal Income Tax Consequences

The following summarizes only the federal income tax consequences of participation under the 2023 Incentive Plan based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete and does not discuss any non-U.S., state or local tax consequences. In addition, the discussion does not address tax consequences that may vary with, or are contingent on, a participant’s individual circumstances. Each participant in the 2023 Incentive Plan is strongly urged to consult with his or her tax advisor regarding participation in the plan.

With respect to nonqualified stock options, the Company is generally entitled to deduct, and the optionee recognizes taxable income in an amount equal to, the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of the Company’s common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options, and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2023 Incentive Plan generally follow certain basic patterns: stock-settled stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

Certain types of awards under the 2023 Incentive Plan, including cash-settled stock appreciation rights, restricted stock units and deferred stock, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, participants may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% income tax (and, potentially, certain interest penalties). To the extent applicable, the plan and awards granted under the plan will be interpreted to comply with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Compensation Committee, the plan and applicable award agreements may be amended to comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes, as of December 31, 2022, the securities that were authorized for issuance under the 2013 Incentive Plan and the Deferral Plan. The Deferral Plan permits non-employee directors to defer their directors’ fees and receive the adjusted value of the deferred amounts in cash and/or in the Company’s common stock and was approved by the Company’s shareholders in 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	564,573	$ 9.80 (3)	320,310
Equity compensation plans not approved by shareholders	—	—	—
Total	564,573	$ 9.80 (3)	320,310

(1)	Includes shares to be issued under the 2013 Incentive Plan and the Deferral Plan.
(2)	Does not include shares reserved for future issuance under the Deferral Plan. Includes shares available for issuance under the 2013 Incentive Plan.
(3)	Does not include amounts deferred pursuant to the Deferral Plan, as there is no exercise price associated with these deferred amounts.

New Plan Benefits

Because future awards under the 2023 Incentive Plan will be granted in the discretion of the Compensation Committee, the type, number, recipients and other terms of such awards cannot be determined at this time.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE FIRST US BANCSHARES, INC. 2023 INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of Carr, Riggs & Ingram, LLC (“Carr, Riggs & Ingram”) as the Company’s independent registered public accountants for the year ending December 31, 2023, is being presented to the shareholders for approval at the Annual Meeting. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Carr, Riggs & Ingram to our shareholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

General

The Audit Committee has approved the engagement of Carr, Riggs & Ingram as the Company’s independent registered public accountants for the year ending December 31, 2023. Carr, Riggs & Ingram has served as the Company’s principal accountants since August 7, 2008.

The Audit Committee reviews our independent registered public accountants’ performance and independence. In connection with the Audit Committee’s selection of Carr, Riggs & Ingram as our independent registered public accountants for 2023, the Audit Committee considered and discussed, among other factors:

•	Carr, Riggs & Ingram’s current and historical performance on the Company’s audit including the extent, timeliness and quality of communications with the Audit Committee and the Company’s management;

•	recent reports of the PCAOB’s inspections of Carr, Riggs & Ingram;

•

Carr, Riggs & Ingram’s tenure as our independent registered public accountants and its familiarity with our operations, accounting policies and practices, and internal control over financial reporting;

•	the Audit Committee’s perception of, and Carr, Riggs & Ingram’s statements regarding, the firm’s independence;

•	Carr, Riggs & Ingram’s expertise in the banking industry and the Audit Committee’s perception of its capability in handling issues related specifically to financial institutions;

•	the knowledge and experience of the lead audit partner and other key members assigned to our audit service team;

•	the appropriateness of Carr, Riggs & Ingram’s fees and the reasonableness of the cost of the audit services; and

•	consideration of the time and expense that would be incurred by management in order to onboard a new firm.

Carr, Riggs & Ingram’s partners who are assigned as “lead audit partners” for its audits of public companies are subject to a mandatory rotation policy, and a partner in the firm may not serve as lead audit partner for the firm’s audit of our financial statements for more than five consecutive years. The Audit Committee does not approve or disapprove the accounting firm’s assignment of a particular partner as lead audit partner, or its assignment of other members of the firm to its audit team, for audits of our financial statements. However, in connection with the Audit Committee’s selection of our independent registered public accountants each year, the Audit Committee meets with the proposed lead audit partner, considers the partner’s experience and performance on previous audits and any experience of the Audit Committee with the partner, and seeks and considers the views of our executive management. The Audit Committee then communicates its views regarding that partner to management of the accounting firm.

Based on its evaluation, the Audit Committee believes that Carr, Riggs & Ingram is independent and that it is in our and our shareholders’ best interests to retain Carr, Riggs & Ingram as our independent registered public accountants for 2023.

A representative from Carr, Riggs & Ingram is expected to attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

The Audit Committee of the Board has adopted policies and procedures for the pre-approval of audit and permissible non-audit services performed by the independent registered public accountants. Pursuant to these policies and procedures, the Audit Committee generally is required to pre-approve the audit and permissible non-audit services performed by the independent registered public accountants in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. On an annual basis, the Audit Committee may pre-approve specific services that are expected to be provided to the Company by the independent registered public accountants during the following twelve months.

Audit and Other Service Fees

The following table sets forth the aggregate fees billed to the Company for the audit and other services provided by Carr, Riggs & Ingram for 2022 and 2021.

	2022	2021
Audit Fees	$250,000	$263,500
Audit-Related Fees	23,625	24,900
Tax Fees	2,650	2,800
All Other Fees	—	—

Audit Fees

Audit fees were for professional services rendered relating to the audit of the Company’s annual consolidated financial statements and the review of financial statements included in the Company’s Forms 10-Q and Form 10-K. All of these services were pre-approved by the Audit Committee.

Audit-Related Fees

Audit-related fees were for professional services rendered that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These fees represent the aggregate fees billed for services relating to employee benefit plan audits. All of these services were pre-approved by the Audit Committee.

Tax Fees

Tax fees represent the fees billed for services relating to tax compliance, tax advice and tax planning. All of these services were pre-approved by the Audit Committee.

All Other Fees

There were no other fees paid to Carr, Riggs & Ingram for 2022 and 2021.

Vote Required; Board Recommendation

The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on this matter is needed to ratify the appointment of Carr, Riggs & Ingram as the Company’s independent registered public accountants for the year ending December 31, 2023. Unless instructed to the contrary, the shares represented by proxy will be voted FOR this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CARR, RIGGS & INGRAM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2023.

PROPOSAL 4

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that companies provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of their named executive officers in accordance with the compensation disclosure rules of the SEC. We intend to hold such an advisory vote on the compensation of our Named Executive Officers, commonly known as a “say-on-pay” vote, each year in connection with our annual meeting of shareholders until the next vote on the frequency of the “say-on-pay” vote or until the Board otherwise determines that a different frequency for this advisory vote is in the best interests of our shareholders. Following the advisory vote on the frequency of future “say-on-pay” votes at this year’s Annual Meeting (Proposal 5), the next such advisory vote on the frequency of future “say-on-pay” votes will occur no later than 2029.

As described in detail under the heading “Executive Compensation,” we believe that the compensation of our executive officers should link rewards to business results and shareholders’ returns. We believe that our compensation program should attract, retain and motivate the executive officers necessary for our current and long-term success and should provide the executive officers with a stake in the future of the Company that corresponds to the stake of each of our shareholders.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee of the Board. To the extent that there is any significant vote against our Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on this matter is required for the adoption of this Proposal, the results of which will be non-binding and advisory in nature.

Accordingly, pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the ‘Executive Compensation’ section, the ‘Summary Compensation Table’ and the other related tables and disclosure.”

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5

ADVISORY VOTE ON FREQUENCY OF FUTURE SAY-ON-PAY VOTES

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that shareholders be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers, as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, which we refer to as an advisory vote on executive compensation.

By voting on this Proposal 4, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors has determined that an annual advisory vote on executive compensation will continue to allow our shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

We recognize that shareholders may have different views as to the best approach for the Company; therefore, we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.

This vote is advisory and not binding on the Company or our Board of Directors in any way. The Board of Directors and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (holding the advisory vote on compensation every one, two or three years, or abstaining); therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “EVERY YEAR” AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

If any shareholder wishes to present a proposal to be included in the proxy materials for the Company’s 2024 Annual Meeting of Shareholders, the shareholder must comply with applicable securities regulations, including providing adequate notice to the Company. Such proposals must be received by the Company at the address noted below on or before November 24, 2023, in order to be considered for inclusion in the Company’s proxy materials relating to such meeting. If the date of the 2024 Annual Meeting changes by more than 30 days from April 27, 2024, then the deadline to submit stockholder proposals for inclusion in the proxy statement for the 2024 Annual Meeting will be a reasonable time before the Company begins to print and mail its proxy materials for the 2024 Annual Meeting. The Company will determine whether to include a proposal in the 2024 proxy statement in accordance with the SEC rules governing the solicitation of proxies.

If a stockholder proposal is submitted outside the proposal process mandated by SEC Rule 14a-8, and is submitted instead under the Company’s advance notice Bylaw provision (Section 2.15 of the Bylaws), the proposal must be received by the Company’s Corporate Secretary not earlier than December 29, 2023 nor later than January 28, 2024, together with the necessary supporting documentation required under that Bylaw provision. If the date of the 2024 Annual Meeting is advanced by more than 30 days or is delayed by more than 70 days from April 27, 2024, then to be timely the nomination or proposal must be received by the Company no earlier than the 120th day prior to the 2024 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.

In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 Annual Meeting must provide notice to the Company that complies with the informational requirements of Rule 14a-19 under the Exchange Act.

Any proposal must be submitted in writing, by certified mail, return receipt requested, to:

Beverly J. Dozier, Corporate Secretary

First US Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

OTHER MATTERS

We do not know of any matters to be presented for action at the Annual Meeting other than those set forth in the notice of the Annual Meeting and discussed in this Proxy Statement.

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. Each shareholder continues to receive a separate proxy card. This process, commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker.

The Company will furnish to shareholders without charge, upon written or oral request, a copy of the Company’s Annual Report on Form 10-K, including the accompanying financial statements and schedules, required to be filed with the Securities and Exchange Commission for the year ended December 31, 2022. Copies of the exhibits to the Form 10-K also will be available upon request. Requests should be made to:

Beverly J. Dozier, Corporate Secretary

First US Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

Tel. (334) 636-5424

Please complete, sign and date the enclosed proxy card and send it promptly by mail in the envelope provided for this purpose, or vote your shares via the internet or by telephone using the instructions provided in this Proxy Statement and on your proxy card. The proxy may be revoked by voting during the virtual Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone at any time prior to the voting thereof.

APPENDIX A

FIRST US BANCSHARES, INC.

2023 INCENTIVE PLAN

1. Purpose; Eligibility.

1.1 General Purpose. The name of the Plan is the First US Bancshares, Inc. 2023 Incentive Plan. The purposes of the Plan are to (a) enable the Company and its Affiliates to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the stockholders of the Company; and (c) promote the success of the Company’s business.

1.2 Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

1.3 Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Nonqualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, and (e) Performance Share Awards.

2. Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company; provided, that, to the extent required under Section 409A of the Code, the entity is one with respect to which Common Stock will qualify as “service recipient stock.”

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state banking and securities laws, the Code, the rules of any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any other jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Award or a Performance Share Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Cause” means:

With respect to any Employee or Consultant, unless the applicable Award Agreement states otherwise: (a) if the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (b) if no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or an Affiliate; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; (iv) material violation of state or federal banking or securities laws; or (v) conduct that results in the suspension or removal of the Employee from his or her position as an officer, director or employee of the Company or an Affiliate pursuant to an order or requirement by any regulatory agency with authority or jurisdiction over the Company or such Affiliate.

With respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (a) malfeasance in office; (b) gross misconduct or neglect; (c) false or fraudulent misrepresentation inducing the director’s appointment; (d) willful conversion of corporate funds; or (e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” means: (a) one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company; provided, however, that a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than fifty percent (50%) of the total Fair Market Value or total voting power of the Company’s stock and acquires additional stock; (b) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing thirty percent (30%) or more of the total voting power of the Company’s stock; (c) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or (d) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company before such acquisition.

“Clawback Policy” has the meaning set forth in Section 14.2.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.

“Common Stock” means the common stock, $0.01 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means First US Bancshares, Inc., a Delaware corporation, and any successor thereto.

“Consultant” means any individual who is engaged by the Company or an Affiliate to render consulting or advisory services, other than as an Employee or Director.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service; provided, that there is no interruption or termination of the Participant’s Continuous Service; provided further, that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with a “separation from service,” as defined under Section 409A of the Code. Subject to compliance with Section 409A of the Code (as applicable), the Committee or its delegate, in its sole discretion, may determine whether (i) Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence, and/or (ii) a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards. Any such decision by the Committee or its delegate (as applicable) shall be final, conclusive and binding.

“Director” means a member of the Board or the board of directors of any Affiliate.

“Disability” means, unless the applicable Award Agreement says otherwise: (a) if the Participant is a party to an employment agreement with the Company or its Affiliates and such agreement provides for a definition of Disability, the definition contained therein; or (b) if no such agreement exists, or if such agreement does not define Disability: that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, that for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or an Affiliate in which a Participant participates; provided, however, that if any Award is subject to Section 409A of the Code, Disability shall only be given effect to the extent consistent with a “disability,” as defined for such purpose under Section 409A of the Code.

“Disqualifying Disposition” has the meaning set forth in Section 14.11.

“Dividend Equivalents” has the meaning set forth in Section 7.2(b)(ii).

“Effective Date” shall mean the date as of which the Plan is adopted by the Board, subject to approval by the Company’s stockholders at the 2023 Annual Meeting of Stockholders.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, however, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee in accordance with Section 409A of the Code, and such determination shall be conclusive and binding on all persons.

“Free Standing Rights” has the meaning set forth in Section 7.1(a).

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Nonqualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the business criteria or other performance measures determined by the Committee in its discretion.

“Performance Period” means the one or more periods of time, not less than one fiscal quarter, in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award.

“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Performance Share Award” means any Award granted pursuant to Section 7.3.

“Permitted Transferee” means, unless otherwise authorized by the Committee (or the Board, as the case may be), a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than fifty percent (50%) of the voting interests.

“Plan” means this First US Bancshares, Inc. 2023 Incentive Plan, as amended and/or amended and restated from time to time.

“Related Rights” has the meaning set forth in Section 7.1(a).

“Restricted Award” means any Award granted pursuant to Section 7.2.

“Restricted Period” has the meaning set forth in Section 7.2(a).

“Restricted Stock” has the meaning set forth in Section 7.2(a).

“Restricted Stock Unit” has the meaning set forth in Section 7.2(a).

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Substitute Awards” has the meaning set forth in Section 4.6.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

“Total Share Reserve” has the meaning set forth in Section 4.1.

“Vested Unit” has the meaning set forth in Section 7.2(e).

3. Administration.

3.1 Authority of the Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee (or the Board, as the case may be) shall have the authority:

(a) to construe and interpret the Plan and apply its provisions;

(b) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan;

(c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d) to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;

(e) to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f) to select, subject to the limitations set forth in the Plan, those Participants to whom Awards shall be granted;

(g) to determine the number of shares of Common Stock to be made subject to each Award;

(h) to determine whether each Option is to be an Incentive Stock Option or a Nonqualified Stock Option;

(i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j) to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;

(k) in accordance and consistent with Section 409A of the Code, to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting or the term of any outstanding Award or extending the exercise period of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(l) to determine the duration and purpose of leaves of absences that may be granted to a Participant without constituting termination of his or her employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(m) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(n) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(o) to exercise discretion to make any and all other determinations that it determines to be necessary or advisable for the administration of the Plan.

In accordance and consistent with Section 409A of the Code, the Committee also may modify the purchase price or the exercise price of any outstanding Award, provided, however, that no adjustment or reduction of the exercise price of any outstanding Option or Stock Appreciation Right in the event of a decline in Common Stock price shall be permitted without stockholder approval. The foregoing prohibition includes (i) reducing the exercise price of outstanding Options or Stock Appreciation Rights; (ii) cancelling outstanding Options or Stock Appreciation Rights in connection with the granting of Options or Stock Appreciation Rights with a lower exercise price to the same individual; (iii) cancelling Options or Stock Appreciation Rights with an exercise price in excess of the current Fair Market Value in exchange for a cash payment or other Awards(s); and (iv) taking any other action that would be treated as a repricing of an Option or Stock Appreciation Right under the rules of the primary securities exchange or similar entity on which the Common Stock is listed.

3.2 Committee Decisions Final. All decisions made by the Committee (or the Board, as the case may be) pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3 Delegation. The Committee or, if no committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers that the Committee is authorized to exercise (and references in the Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee and add additional members to, remove members (with or without Cause) from, appoint new members in substitution therefor and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4 Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy the exemption requirements of Rule 16b-3 with respect to Awards to any insider subject to Section 16 of the Exchange Act that are to be approved by the Committee rather than the Board, then the Committee shall consist solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that, within sixty (60) days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4. Shares Subject to the Plan.

4.1 Subject to adjustment in accordance with Section 11, a total of 605,000 shares of Common Stock, plus the number of shares of Common Stock underlying any award granted under the First US Bancshares, Inc. 2013 Incentive Plan, as amended, that expires, terminates or is cancelled or forfeited under the terms of such plan, shall be available for the grant of Awards under the Plan (the “Total Share Reserve”), all of which may, in the Committee’s discretion, be granted as Incentive Stock Options. Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one share for every one Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for every one share of Common Stock granted in connection with such Award. Performance Share Awards shall be counted assuming maximum performance results (if applicable) until such time as actual performance results can be determined. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2 Shares of Common Stock available for issuance by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3 Subject to adjustment in accordance with Section 11, no Participant shall be granted, during any one (1) year period, Options to purchase Common Stock and Stock Appreciation Rights with respect to more than 30,000 shares of Common Stock in the aggregate or any other Awards with respect to more than 30,000 shares of Common Stock in the aggregate. If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth in this Section 4.3.

4.4 The maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed a total value of $400,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

4.5 Any shares of Common Stock subject to an Award that is cancelled, forfeited, terminated or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: (1) shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Award, (b) shares delivered by a Participant or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award; and (2) shares repurchased on the open market with the proceeds of an Option Exercise Price shall not again be made available for issuance under the Plan. Furthermore, notwithstanding that an Award is settled by the delivery of a net number of shares, the full number of shares underlying such Award shall not be available for subsequent Awards under the Plan. Shares subject to Awards that are settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

4.6 In accordance and consistent with Section 409A of the Code, Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count against the Total Share Reserve.

5. Eligibility.

5.1 Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

5.2 Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option on the Grant Date and the Option is not exercisable after the expiration of five (5) years from the Grant Date.

6. Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. No Options may be granted under the Plan that provide for automatic grants of new Options when a Participant pays the exercise price of a previously granted Option by delivering shares of Common Stock owned by such Participant. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time, or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1 Term. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date. The term of a

Nonqualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, that no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date.

6.2 Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, the Option Exercise Price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3 Exercise Price of a Nonqualified Stock Option. The Option Exercise Price of each Nonqualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Nonqualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Section 409A of the Code.

6.4 Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock; (ii) through a “cashless” exercise program established with a broker; (iii) by a reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Award Agreement, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system), an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under the Plan.

6.5 Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6 Transferability of a Nonqualified Stock Option. A Nonqualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee, to the extent provided in the Award Agreement. If the Nonqualified Stock Option does not provide for transferability, then the Nonqualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7 Vesting of Options. Each Option may, but need not, vest and, therefore, become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions at the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.8 Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement, the terms of which have been approved by the Committee, in the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided, however, that if the termination of Continuous Service is for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.9 Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three (3) months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10 Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date twelve (12) months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11 Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date twelve (12) months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.12 Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

6.13 Forfeiture by Order of Regulatory Agency. If the Company’s or any of its financial institution subsidiaries’ capital falls below the minimum requirements contained in 12 C.F.R. Part 3 (Capital Adequacy Standards) or below a higher requirement as determined by the Company’s or such subsidiary’s primary bank regulatory agency, such agency may direct the Company to require Participants to exercise or forfeit some or all of their Options. All Options granted under the Plan are subject to the terms of any such directive.

6.14 Dividend Equivalents on Options. In no event shall any Dividend Equivalents be paid with respect to any Options until such Options are vested, it being understood that Dividend Equivalents may be credited with respect to such awards, with payment subject to such awards actually vesting (if any). In any event, any such payment shall be made no later than sixty (60) days following the date on which such vesting occurs.

7. Provisions of Awards Other Than Options.

7.1 Stock Appreciation Rights.

(a) General. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

(b) Grant Requirements. Any Related Right that relates to a Nonqualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

(c) Term. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the Grant Date.

(d) Vesting. Each Stock Appreciation Right may, but need not, vest and, therefore, become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions at the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

(e) Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

(f) Exercise Price. The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof, and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1(b) are satisfied.

(g) Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

(h) Dividend Equivalents on Stock Appreciation Rights. In no event shall any Dividend Equivalents be paid with respect to any Stock Appreciation Rights until such awards are vested, it being understood that Dividend Equivalents may be credited with respect to such awards, with payment subject to such awards actually vesting (if any). In any event, any such payment shall be made no later than sixty (60) days following the date on which such vesting occurs.

7.2 Restricted Awards.

(a) General. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Restricted Stock and Restricted Stock Units.

(i) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable, and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends.

(ii) The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit (in any event, no later than sixty (60) days following the date on which such settlement occurs) and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(c) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(d) Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

(e) Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share). Upon the expiration of the Restricted Period (in any event, no later than sixty (60) days following the expiration of the Restricted Period) with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.2(b)(ii) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to each Vested Unit. No Restricted Award may be granted or settled for a fraction of a share of Common Stock.

(f) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

7.3 Performance Share Awards.

(a) General. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 7.3, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

(b) Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the Performance Goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee. No payout or issuance of shares of Common Stock shall be made with respect to any Performance Share Award except upon written certification by the Committee that the minimum threshold Performance Goal(s) have been achieved. Unless otherwise provided in an Award Agreement, any such payment shall be made no later than sixty (60) days following the end of the calendar year in which the applicable Performance Period ends.

(c) Dividend Equivalents on Performance Share Awards. In no event shall any Dividend Equivalents be paid with respect to any Performance Share Awards until such awards are vested, it being understood that Dividend Equivalents may be credited with respect to such Performance Share Awards, with payment subject to such awards actually vesting (if any). In any event, any such payment shall be made no later than sixty (60) days following the end of the calendar year in which such vesting occurs.

8. Compliance with Applicable Laws. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal banking and securities laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9. Use of Proceeds from Common Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10. Miscellaneous.

10.1 Acceleration of Exercisability and Vesting; Minimum Vesting Requirement. In accordance and consistent with Section 409A of the Code, the Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest no earlier than one (1) year after the Grant Date; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards and (ii) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the Total Share Reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 11); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting (in accordance with Section 409A of the Code) of any Award in the terms of any Award Agreement upon the occurrence of a specified event.

10.2 Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

10.3 No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee or the service of a Consultant with or without notice and with or without Cause or (b) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

10.4 Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted, or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

10.5 Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award (provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law); or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

11. Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction (such as any recapitalization, reorganization, merger, consolidation, combination or exchange) or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards are subject, and the maximum number of shares of Common Stock subject to all Awards and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards, to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code, and, in the case of Nonqualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of such Nonqualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3. The Company shall give each Participant notice of an adjustment hereunder, and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12. Effect of Change in Control.

12.1 Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(a) In the event of a Change in Control, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to one hundred percent (100%) of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to one hundred percent (100%) of the outstanding shares of Restricted Stock or Restricted Stock Units.

(b) With respect to Performance Share Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Awards in effect on the date on which the Change in Control occurs shall end on the date of such change, and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee. The payment of such partial or full Award shall take place no later than sixty (60) days following the date on which such Change in Control occurs.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

12.2 In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

12.3 The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

13. Amendment of the Plan and Awards.

13.1 Amendment of the Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the stockholders of the Company to the extent that stockholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

13.2 Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

13.3 Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and

Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4 No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

13.5 Amendment of Awards. In accordance and consistent with Section 409A of the Code, the Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14. General Provisions.

14.1 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

14.2 Clawback. Notwithstanding any other provisions in the Plan, in accordance and consistent with Section 409A of the Code, all Awards granted under the Plan subject to recovery under any law, government regulation or stock exchange listing requirement, or any policy adopted by the Company that may be modified from time to time (a “Clawback Policy”), will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or Clawback Policy.

14.3 Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.4 Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

14.5 Deferral of Awards. Subject to the requirements of Section 409A of the Code, the Committee may establish one or more programs to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria or other event that, absent the election, would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

14.6 Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 11.

14.7 Delivery. Upon exercise of a right granted under the Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of the Plan, thirty (30) days shall be considered a reasonable period of time.

14.8 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

14.9 Other Provisions; Employment Agreements. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement shall govern.

14.10 Section 409A of the Code. The Plan is intended for Awards to be exempt from or comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period,” as defined in Section 409A of the Code, shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, none of the Company, the Board or the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code, and none of the Company, the Board or the Committee shall have any liability to any Participant for such tax or penalty.

14.11 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Grant Date of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

14.12 Section 16 of the Exchange Act. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.12, such provision, to the extent possible, shall be interpreted and/or deemed amended so as to avoid such conflict.

14.13 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If no valid beneficiary designation form is on file with the Company at the time of a Participant’s death, the default beneficiary of such Participant shall be the Participant’s spouse, if any, then to any children equally, per stirpes.

14.14 Expenses. The costs of administering the Plan shall be paid by the Company.

14.15 Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby.

14.16 Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

14.17 Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

14.18 Effective Date of the Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

14.19 Termination or Suspension of the Plan. The Plan shall terminate automatically on February 22, 2033. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14.20 Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

* * * * *

As adopted by the Board on February 22, 2023 and approved by the stockholders on [                    ], 2023.

Your vote matters - here’s how to vote!
You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/FUSB or scan the QR code – login details are located in the shaded bar below.
Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FUSB

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1, FOR Proposals 2, 3, and 4 and for EVERY YEAR for Proposal 5.

1. Election of Directors: The election of all of the nominees listed below to serve as directors until the 2024 Annual Meeting of Shareholders and until their successors are elected and qualified.

	For	Withhold		For	Withhold		For	Withhold

01 - Robert Stephen Briggs			02 - Sheri S. Cook			03 - John C. Gordon
04 - David P. Hale			05 - James F. House			06 - Marlene M. McCain
07 - J. Lee McPhearson			08 - Jack W. Meigs			09 - Aubrey S. Miller
10 - Donna D. Smith			11 - Bruce N. Wilson

	For	Against	Abstain			For	Against	Abstain
2. Approval of the First US Bancshares, Inc. 2023 Incentive Plan.				3. The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2023.

					Every Year	Every 2 Years	Every 3 Years	Abstain
4. The advisory approval of the Company’s executive compensation.				5. An advisory vote on the frequency of future executive compensation advisory votes.

B	Authorized Signatures – This section must be completed for your vote to be counted. Date and sign below.

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

FIRST US BANCSHARES, INC. – ANNUAL MEETING APRIL 27, 2023

YOUR VOTE IS IMPORTANT!

Annual Meeting materials are available online at: www.edocumentview.com/FUSB

You can vote by proxy in one of three ways:

1. Via the Internet at www.envisionreports.com/FUSB and follow the instructions.

or

2. Call toll free 1-800-652-VOTE (8683) on a touch-tone telephone.

or

3. Mark, date and sign your proxy card, and return it promptly in the enclosed postage-paid envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked on the reverse side and dated and signed below)

The 2023 Annual Meeting of Shareholders of First US Bancshares, Inc. will be held on

Thursday, April 27th, 2023, 10:00 A.M. Central Time, virtually via the internet at https://meetnow.global/M6WNLYD.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/FUSB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY – FIRST US BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS — April 27, 2023

10:00 a.m. Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert Stephen Briggs and James F. House, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of First US Bancshares, Inc. (the “Company”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2023 Annual Meeting of Shareholders of the Company to be held on April 27, 2023 and at any and all adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF THIS PROXY IS RETURNED BUT NO INSTRUCTIONS ARE GIVEN FOR A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, AND 4 AND FOR “EVERY YEAR” FOR PROPOSAL 5.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET OR TELEPHONE, OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

⬛

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1, FOR Proposals 2, 3, and 4 and for EVERY YEAR for Proposal 5.

1. Election of Directors: The election of all of the nominees listed below to serve as directors until the 2024 Annual Meeting of Shareholders and until their successors are elected and qualified.

	For	Withhold		For	Withhold		For	Withhold

01 - Robert Stephen Briggs			02 - Sheri S. Cook			03 - John C. Gordon
04 - David P. Hale			05 - James F. House			06 - Marlene M. McCain
07 - J. Lee McPhearson			08 - Jack W. Meigs			09 - Aubrey S. Miller
10 - Donna D. Smith			11 - Bruce N. Wilson

	For	Against	Abstain			For	Against	Abstain
2. Approval of the First US Bancshares, Inc. 2023 Incentive Plan.				3. The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2023.

					Every Year	Every 2 Years	Every 3 Years	Abstain
4. The advisory approval of the Company’s executive compensation.				5. An advisory vote on the frequency of future executive compensation advisory votes.

B	Authorized Signatures – This section must be completed for your vote to be counted. Date and sign below.

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

⬛	1 U P X 5 6 7 2 5 9

03R43E

FIRST US BANCSHARES, INC. – ANNUAL MEETING APRIL 27, 2023

YOUR VOTE IS IMPORTANT!

Annual Meeting materials are available online at:

www.edocumentview.com/FUSB

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked on the reverse side and dated and signed below)

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY – FIRST US BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS – April 27, 2023

10:00 a.m. Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert Stephen Briggs and James F. House, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of First US Bancshares, Inc. (the “Company”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2023 Annual Meeting of Shareholders of the Company to be held on April 27, 2023 and at any and all adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF THIS PROXY IS RETURNED BUT NO INSTRUCTIONS ARE GIVEN FOR A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, AND 4 AND FOR ”EVERY YEAR” FOR PROPOSAL 5.

PLEASE PROVIDE THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

FIRST US BANCSHARES, INC.

3291 U.S. HIGHWAY 280

BIRMINGHAM, AL 35243

VOTE BY INTERNET – www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 10:59 p.m. Central Time on April 24, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 10:59 p.m. Central Time on April 24, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V05718-P87723	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

 FIRST US BANCSHARES, INC.

The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1, FOR Proposals 2, 3, and 4 and for “Every Year” for Proposal 5.

1. Election of Directors: The election of all of the nominees listed below to serve as directors until the 2024 Annual Meeting of Shareholders and until their successors are elected and qualified.	For	Withhold

Nominees:

1a. Robert Stephen Briggs	☐	☐

1b. Sheri S. Cook	☐	☐

1c. John C. Gordon	☐	☐

1d. David P. Hale	☐	☐

1e. James F. House	☐	☐

1f. Marlene M. McCain	☐	☐

1g. J. Lee McPhearson	☐	☐

1h. Jack W. Meigs	☐	☐

1i. Aubrey S. Miller	☐	☐

1j. Donna D. Smith	☐	☐

1k. Bruce N. Wilson	☐	☐

		For	Against	Abstain

2.	Approval of the First US Bancshares, Inc. 2023 Incentive Plan.	☐	☐	☐

3.	The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2023.	☐	☐	☐

4.	The advisory approval of the Company’s executive compensation.	☐	☐	☐

	Every Year	Every 2 Years	Every 3 Years	Abstain

5.	An advisory vote on the frequency of future executive compensation advisory votes. ☐	☐	☐	☐

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The combined document is available at www.proxyvote.com.

— — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

▲ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▲	V05719-P87723

REVOCABLE PROXY – FIRST US BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS - APRIL 27, 2023

10:00 A.M. CENTRAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert Stephen Briggs and James F. House, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of First US Bancshares, Inc. (the “Company”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2023 Annual Meeting of Shareholders of the Company to be held on April 27, 2023 and at any and all adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF THIS PROXY IS RETURNED BUT NO INSTRUCTIONS ARE GIVEN FOR A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, AND 4 AND FOR “EVERY YEAR” FOR PROPOSAL 5.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET OR TELEPHONE, OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.